Exhibit 10.2
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 27, 2023, by and between QWEST CORPORATION, a Colorado corporation, as Borrower (the “Borrower”) and COBANK, ACB, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement defined below.

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of October 23, 2020 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”); and
WHEREAS, the Administrative Agent and the Lenders under the Credit Agreement have agreed to the amendments to the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment, each of the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1.  Amendments. Subject to the conditions set forth below, the Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the pages of the conformed copy of the Credit Agreement attached as Exhibit A hereto and the Exhibits to the Credit Agreement are hereby amended in the same manner as set forth on Exhibit B hereto.
SECTION 2.  Conditions to Effectiveness. This Amendment shall be effective as of the date set forth above (the “Effective Date”) upon the receipt by the Administrative Agent of this Amendment, and all other documents required by this Amendment in connection with the execution, delivery and performance of this Amendment, each duly authorized and executed by the Borrower, in form and substance satisfactory to the Administrative Agent.
SECTION 3.  No Novation. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.
SECTION 4.  Effect of Amendment. On and after the Effective Date, all references to the Credit Agreement in the Credit Agreement or in any other Loan Document shall be deemed a reference to the Credit Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Credit Agreement or the other Loan Documents, and the Credit Agreement and the other Loan Documents shall remain in full force and effect.
SECTION 5.  Representations and Warranties. The Borrower hereby represents and warrants to the Lenders as follows:

(A)The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment in accordance with its terms. This Amendment has been duly executed and delivered by each such entity and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity.
(B)    That, after giving effect to the amendment set forth in this Amendment, the representations and warranties of such entity set forth in the Loan Documents to which it is a party are true and correct as of the date hereof as if made on the date hereof, except for any representation or warranty limited in all material respects by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by the Borrower to the Administrative Agent after the Closing Date so long as what is being disclosed does not give rise to a Default or an Event of Default.
(C)That, after giving effect to the amendment set forth in this Amendment, no Event of Default under the Loan Documents has occurred and is continuing as of this date.

SECTION 6.  Expenses. The Borrower hereby agrees to pay the Administrative Agent and the Lenders, on demand, all out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders, including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent and the Lenders, in connection and documented with the negotiation, preparation, execution and delivery of this Amendment and all other instruments and documents contemplated hereby.
SECTION 7.  Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.
SECTION 8.  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.
[Signatures commence on the following page.]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

QWEST CORPORATION, as Borrower

By: /s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer

[Signatures continued on following page.]

[Signatures continued from previous page.]

COBANK, ACB, as Administrative Agent

By: /s/ Parrish Fruge
Parrish Fruge
Managing Director

EXHIBIT A

Conformed Credit Agreement

(See attached)

Conformed Amended and Restated Credit Agreement as of March 27, 2023

~~EXECUTION VERSION~~
$215,000,000
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of October 23, 2020
among
QWEST CORPORATION,
THE LENDERS NAMED HEREIN,
COBANK, ACB,
as Administrative Agent

COBANK, ACB,
as Sole Bookrunner and Sole Lead Arranger

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Table of Contents
SECTION 1

DEFINITIONS.    1

1.1    Certain Defined Terms.    1
1.2    Terms Generally, Accounting Principles.    29
1.3    Other Definitional Provisions..    ~~29~~30

SECTION 2

FACILITIES.    30
2.1    Commitments.    30
2.2    Procedure For Loan Borrowing.    ~~30~~31
2.3    Repayment of Term Loans.    ~~30~~31
2.4    Conversion and Continuation Options.    ~~30~~31
2.5    Fees.    ~~31~~32
2.6    Limitations on ~~Eurodollar~~Term SOFR Rate Loans Tranches.    ~~31~~32
2.7    Interest Rates and Payment Dates.    ~~31~~32
2.8    ~~Alternate Rate of Interest for LIBOR Loans; Effect of~~ Benchmark ~~Transition Event~~Replacement Setting.    ~~32~~33
2.9    Mandatory and Optional Prepayment of Loans.    ~~33~~35
2.10    Reserve Requirements; Change in Circumstances.    ~~34~~36
2.11    Change in Legality.    ~~35~~37
2.12    Indemnity.    ~~36~~38
2.13    Pro Rata Treatment.    ~~36~~38
2.14    Sharing of Setoffs.    ~~36~~38
2.15    Payments.    ~~37~~39
2.16    ~~Calculation of LIBOR Rate~~Reserved.    ~~38~~40
2.17    Computation of Interest and Fees.    ~~38~~40
2.18    Booking Loans.    ~~39~~41
2.19    Taxes.    ~~39~~41
2.20    Defaulting Lenders..    ~~41~~43
2.21    Mitigation Obligations; Replacement of Lenders.    ~~42~~44
2.22    Extensions of Loans.    ~~43~~44
2.23    Change of Control. .    ~~44~~46

SECTION 3

REPRESENTATIONS AND WARRANTIES.    ~~45~~47
3.1    Purpose of Credit Facility; Federal Regulation.    ~~45~~47
3.2    Corporate Existence, Good Standing, and Authority.    ~~45~~47
3.3    Guarantor Significant Subsidiaries.    ~~46~~48
3.4    Financial Statements; No Change.    ~~46~~48
3.5    Compliance with Laws, Charter, and Agreements.    ~~47~~49
3.6    Litigation.    ~~47~~49
3.7    Taxes.    ~~47~~49
3.8    Environmental Matters.    ~~47~~49
3.9    Employee Benefit Plans.    ~~48~~50
3.10    Properties; Liens.    ~~48~~50
3.11    Investment Company Status.    ~~48~~50
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3.12    Reserved.    ~~48~~50
3.13    Leases.    ~~48~~50
3.14    Labor Matters.    ~~49~~51
3.15    Insurance.    ~~49~~51
3.16    Solvency.    ~~49~~51
3.17    Business.    ~~49~~51
3.18    General.    ~~49~~51
3.19    No Default.    ~~49~~51
3.20    Anti-Corruption Laws and Sanctions.    ~~49~~51
3.21    Beneficial Ownership.    ~~50~~52

SECTION 4

CONDITIONS PRECEDENT.    ~~50~~52
4.1    Closing Date.    ~~50~~52
4.2    Conditions to Funding.    ~~51~~53
4.3    Materiality of Conditions.    ~~52~~54
4.4    Waiver of Conditions.    ~~52~~54

SECTION 5

AFFIRMATIVE COVENANTS.    ~~52~~54
5.1    Use of Proceeds.    ~~52~~54
5.2    Books and Records.    ~~52~~54
5.3    Items to be Furnished.    ~~52~~54
5.4    Inspection.    ~~54~~56
5.5    Taxes.    ~~54~~56
5.6    Payment of Obligations.    ~~55~~57
5.7    Expenses.    ~~55~~57
5.8    Maintenance of Existence, Assets, Business, and Insurance.    ~~55~~57
5.9    Preservation and Protection of Rights.    ~~55~~57
5.10    Environmental Laws.    ~~55~~57
5.11    Reserved.    ~~56~~58
5.12    Designation of Unrestricted Subsidiaries. .    ~~56~~58
5.13    Additional Guarantors.     ~~56~~58
5.14    Guarantor Release. .    ~~56~~58
5.15    CoBank Equity.    ~~57~~59
5.16    Compliance with Anti-Corruption Laws, Sanctions. .    ~~58~~60

SECTION 6

NEGATIVE COVENANTS.    ~~58~~60
6.1    Reserved.    ~~58~~60
6.2    Liens.    ~~58~~60
6.3    Restricted Payments.    ~~58~~60
6.4    Mergers and Consolidations.    ~~58~~60
6.5    Loans, Advances, and Investments.    ~~59~~61
6.6    Reserved.    ~~62~~64
6.7    Sale of Assets.    ~~63~~65
6.8    Compliance with Laws and Documents; Use of Proceeds.    ~~64~~66
6.9    New Businesses.    ~~64~~66

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6.10    Assignment.    ~~64~~66
6.11    Fiscal Year.    ~~64~~66
6.12    Investment Company Status.    ~~64~~66
6.13    Anti-Corruption and Sanctions.    ~~65~~67
6.14    Financial Covenants.    ~~65~~67
6.15    Priority Debt.    ~~66~~68

SECTION 7

DEFAULT.    ~~66~~68
7.1    Payment of Obligation.    ~~67~~69
7.2    Covenants.    ~~67~~69
7.3    Debtor Relief.    ~~67~~69
7.4    Attachment.    ~~67~~69
7.5    Payment of Judgments.    ~~67~~69
7.6    Default Under Other Agreements.    ~~68~~70
7.7    Misrepresentation.    ~~68~~70
7.8    ERISA.    ~~68~~70
7.9    Validity and Enforceability of Loan Papers.    ~~68~~70
7.10    Change in Control. If an Event of Default occurs pursuant to Section 2.23.    ~~68~~70

SECTION 8

RIGHTS AND REMEDIES.    ~~69~~71
8.1    Remedies Upon Event of Default.    ~~69~~71
8.2    Waivers.    ~~69~~71
8.3    Performance by Administrative Agent.    ~~69~~71
8.4    Delegation of Duties and Rights.    ~~70~~72
8.5    Lenders Not in Control.    ~~70~~72
8.6    Waivers by Lenders.    ~~70~~72
8.7    Cumulative Rights.    ~~70~~72
8.8    Application of Proceeds.    ~~70~~72
8.9    Certain Proceedings.    ~~71~~73
8.10    Setoff.    ~~71~~73

SECTION 9

THE ADMINISTRATIVE AGENT.    ~~71~~73
9.1    Appointment.    ~~71~~73
9.2    Delegation of Duties.    ~~72~~74
9.3    Exculpatory Provisions.    ~~72~~74
9.4    Reliance by Administrative Agent.    ~~72~~74
9.5    Notice of Default.    ~~73~~75
9.6    Non-Reliance on the Administrative Agent and Other Lenders.    ~~73~~75
9.7    Enforcement. .    ~~74~~76
9.8    Indemnification.    ~~74~~76
9.9    Administrative Agent in its Individual Capacity.    ~~74~~76
9.10    Successor Administrative Agent.    ~~75~~77
9.11    Certain ERISA Matters.    ~~75~~77

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SECTION 10

MISCELLANEOUS.    ~~76~~78
10.1    Reserved.    ~~76~~78
10.2    Money and Interest.    ~~76~~78
10.3    Number and Gender of Words.    ~~76~~78
10.4    Headings.    ~~77~~79
10.5    Exhibits.    ~~77~~79
10.6    Notices.    ~~77~~79
10.7    Exceptions to Covenants.    ~~78~~80
10.8    Survival.    ~~78~~80
10.9    Governing Law.    ~~78~~80
10.10    Submission to Jurisdiction; Waivers.    ~~78~~80
10.11    WAIVERS OF JURY TRIAL.    ~~79~~81
10.12    Severability.    ~~79~~81
10.13    Integration.    ~~79~~81
10.14    Amendments, Etc.    ~~79~~81
10.15    Waivers.    ~~80~~82
10.16    Governmental Regulation.    ~~81~~83
10.17    Multiple Counterparts.    ~~81~~83
10.18    Successors and Assigns; Participations; Assignments.    ~~81~~83
10.19    Confidentiality.    ~~85~~87
10.20    Patriot Act.    ~~86~~88
10.21    No Advisory or Fiduciary Responsibility. .    ~~86~~88
10.22    Effect of Amendment; No Novation.    ~~87~~89
10.23    Conflicts and Ambiguities.    ~~87~~89
10.24    GENERAL INDEMNIFICATION.    ~~88~~90

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SCHEDULES
Commitments    Schedule 1.1
Guarantor Significant Subsidiaries    Schedule 3.3
Transactions with Affiliates    Schedule 3.12
Business of Companies    Schedule 3.17
Voting Participation    Schedule 10.18
EXHIBITS
Form of Term Note    Exhibit A
Form of Opinion of Borrower’s Counsel    Exhibit B
Form of Financial Report Certificate    Exhibit C
Form of Assignment and Assumption    Exhibit D
Form of Guarantee    Exhibit E
Form of Secretary’s Certificate    Exhibit F
Form of Exemption Certificate    Exhibit G
Form of Borrowing Notice    Exhibit H

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THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is dated as of October 23, 2020, and is made by and among QWEST CORPORATION, a Colorado corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and COBANK, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”).
WITNESSETH:
WHEREAS, capitalized terms used herein and not defined in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;
WHEREAS, the Borrower, CoBank, as administrative agent, and the lenders party thereto from time to time previously entered into that certain Credit Agreement, dated as of February 20, 2015, as the same has been amended prior to the date hereof (as amended, the “Prior Credit Agreement”), pursuant to which the lenders thereunder extended certain financial accommodations to the Borrower as described therein;
WHEREAS, the Borrower, the Administrative Agent, and the Lenders under the Prior Credit Agreement have agreed to amend and restate the Prior Credit Agreement, and increase the commitments thereunder and in connection therewith the Borrower has requested that the Lenders provide to the Borrower a term loan facility in an aggregate principal amount not to exceed $215,000,000, all as more particularly set forth in, and subject to the terms and conditions of, this Agreement; and
WHEREAS, the Lenders have indicated their willingness to extend such credit on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree, and amend and restate the Prior Credit Agreement, as follows:
SECTION 1

DEFINITIONS.
1.1Certain Defined Terms.
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accounting Changes” is defined in Section 1.2.
“Acquisitions” means the acquisition by the Borrower or its Subsidiaries of at least a majority of the Capital Stock or all or substantially all of the property of another Person, division of another Person or other business unit of another Person, whether or not involving a merger or consolidation of such Person; provided, that such Person or property is used or useful in a Permitted Line of Business.
“Adjusted Consolidated Net Worth” means, as of the date of determination, Consolidated Net Worth minus (a) deferred assets other than prepaid insurance, prepaid taxes, prepaid interest, extraordinary retirements, and deferred charges where such deferred charges are considered by Tribunals when setting rates, (b) patents, copyrights, trademarks, trade names, franchises, experimental expense, goodwill and similar intangible or intellectual property (other than goodwill and similar intangible or intellectual property arising from the purchase of Capital Stock or assets of a Person engaged in a Permitted Line of Business described on Schedule 3.17),
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and (c) unamortized debt discount and expense (other than debt discount and expense of the Companies located in jurisdictions where such items are considered by Tribunals when setting rates).
“Adjusted Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to (a) the Term SOFR Rate for such calculation plus (b) the SOFR Adjustment; provided that if the Adjusted Term SOFR Rate as so determined shall ever be less than the Floor, then the Adjusted Term SOFR Rate shall be deemed to be the Floor.
“Administrative Agent” is defined in the introduction to this Agreement.
“Affiliate” of any Person means any other individual or entity that directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of Voting Stock, by contract, or otherwise).
“Agent Indemnitee” is defined in Section 9.7.
“Agreement” means this Amended and Restated Credit Agreement, as the same may be amended, supplemented, modified or restated from time to time.
“Anti-Corruption Laws” means laws or rules related to bribery or anti-corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.
“Applicable Margin” means, at the time of any determination thereof, for each Type of Loan, the margin of interest over the ~~LIBOR~~Adjusted Term SOFR Rate or the Base Rate which is applicable at the time of any determination of interest rates under this Agreement, which Applicable Margin shall be adjusted based on the Senior Unsecured Long-Term Debt Rating, as determined as of the last day of the immediately preceding fiscal quarter of the Borrower, as follows:

Senior Unsecured Long-Term Debt Rating	Applicable Margin
	~~LIBOR LoansTerm SOFR Rate Loan~~	Base Rate Loans
BBB/Baa2 or higher	1.50%	0.50%
BBB-/Baa3	1.75%	0.75%
BB+/Bal	2.00%	1.00%
BB/Ba2	2.25%	1.25%
Lower than BB/Ba2	2.50%	1.50%

“Approved Bank” is defined in the definition of Cash Equivalents.
“Approved Fund” is defined in Section l0.18(b)(ii).
“Assignee” is defined in Section 10.18(b)(i).

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“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit D.
“Attributable Debt” means, in respect of any sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for the net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended. Such present value shall be calculated using the discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the applicable then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment or component thereof period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Tribunal or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Tribunal or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means, for any day, a rate per annum announced by the Administrative Agent on the first Business Day of each week (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the ~~LIBOR~~Adjusted Term SOFR Rate that would be calculated as of such day (or if such day is not a Business Day, as of the next preceding Business Day), in respect of a proposed ~~LIBOR~~Term SOFR Rate Loan with a one-month Interest Period plus 1%~~.~~; provided that, in no event shall the Base Rate be less than the Floor. Any change in the Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or Adjusted Term SOFR Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, Federal Funds Effective Rate or Adjusted Term SOFR Rate, respectively.
“Base Rate Loan” means any Loan the rate of interest applicable to which is based upon the Base Rate.
“Below Investment Grade Rating” means a Debt Rating that meets each of the following criteria: (a) lower than Baa3 (or the equivalent) by Moody’s, (b) lower than BBB- (or the equivalent) by S&P and (c) and lower than BBB- (or the equivalent) by Fitch.
“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.8(b). Any reference to a “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:

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(a)    for the Adjusted Term SOFR Rate, the first alternative set forth below that can be determined by the Administrative Agent:
i.    the sum of (a) Daily Simple SOFR Rate and (b) the Term SOFR Adjustment for a one-month Interest Period, or
~~“Benchmark Replacement” means~~ii.    the sum of~~:~~ (a) the alternate benchmark rate ~~(which may include Term SOFR )~~and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to ~~(i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii)~~ any evolving or then-prevailing market convention ~~for determining a rate of interest as a replacement to the LIBOR Rate~~, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities ~~and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.~~at such time; and
~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment,~~(b)    for all other Benchmarks, the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to ~~(i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii)~~ any evolving or then-prevailing market convention ~~for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated~~, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time~~.~~;
provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Papers; provided, further, that, if the Benchmark Replacement is calculated using the Daily Simple SOFR Rate, all interest payments will be payable on a quarterly basis.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of any initial Benchmark or adjusted initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period~~,~~” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such ~~Benchmark Replacement and~~rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially

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consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the Benchmark Replacement~~any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Papers).
~~“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate:~~
~~(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or~~
~~(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~
~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:~~
~~(a)    a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;~~
~~(b)~~    “Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by ~~the~~or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of ~~the LIBOR Rate, the U.S.~~such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for ~~the LIBOR Rate~~such Benchmark, a resolution authority with jurisdiction over the administrator for ~~the LIBOR Rate~~such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the LIBOR Rate, which states that the~~such Benchmark, announcing or stating that (a) such administrator ~~of the LIBOR Rate~~ has ceased or will cease on a specified date to provide ~~the LIBOR Rate~~all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBOR Rate; or~~any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will not be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
~~(c)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.~~
~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Lenders, as~~

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~~applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Majority Lenders) and the Lenders.~~
~~“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.8(b) and (b) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 2.8(b).~~
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means, as to any person, the board of directors, the board of managers, the sole manager or other governing body of such person or (other than for purposes of the definition of “Change of Control”) any duly appointed committee thereof.
“Borrower” is defined in the introduction to this Agreement.
“Borrowing” means a borrowing consisting of simultaneous Loans from each of the Lenders distributed ratably among the Lenders in accordance with their respective Commitments.
“Business Day” means ~~a~~any day ~~other than~~that is not a Saturday, Sunday or other day ~~on which commercial banks in~~that is a legal holiday under the laws of the State of New York ~~City~~or Colorado or is a day on which banking institutions in such state are authorized or required by ~~law~~Law to close~~; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.~~.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition, (b) dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-l or the equivalent thereof or from Moody’s is at least P-l or the equivalent thereof (any such bank being an “Approved Bank”), in each case with

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maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-l (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (d).
“Change of Control” is defined in Section 2.23.
“CLO” is defined in Section 10.l8(b)(ii).
“Closing Date” means the date on which the conditions set forth in Section 4.1 shall have been satisfied, which date is October 23, 2020.
“CoBank” means CoBank, ACB.
“CoBank Equities” is defined in Section 5.15(a).
“Code” means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.
“Commitment” means, as to any Lender, the obligation of such Lender to make a Loan on the Closing Date in a principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1. The aggregate amount of the Commitments on the Closing Date is $215,000,000.
“Companies” means, collectively, the Borrower and its Subsidiaries, and “Company” means any of the same.
“Confidential Information” is defined in Section 10.19(b).
“Consolidated EBITDA” means the EBITDA of the Borrower and its Subsidiaries on a consolidated basis.
“Consolidated Net Worth” means, as of the date of determination, the amount of stated capital plus (or minus, in the case of a deficit) the capital surplus and earned surplus of the Companies, as calculated in accordance with GAAP (but treating Minority Interests in Subsidiaries as liabilities and excluding the contra-equity account resulting from the Borrower’s obligations under its employee stock ownership plan commitments). For purposes of this Agreement, Consolidated Net Worth shall exclude the effect of (a) FASB Statements No. 101 (“Regulated Enterprises-Accounting for the Discontinuation of Application of FASB Statement No. 71”) and 106 (“Employers’ Accounting for Postretirement Benefits Other than Pensions”); and (b) as it relates to impairment charges, FASB Statements No. 142 (“Goodwill and Other Intangible Assets”) and 144 (“Accounting for the Impairment or Disposal of Long-Lived Assets”) of the Financial Accounting Standards Board.

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“Consolidated Tangible Assets” means, as of the date of determination, Consolidated Total Assets, minus (without duplication) the net book value of all such assets that would be treated as intangible assets, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Assets” means, as of the date of determination, the total assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on a consolidated balance sheet of the Borrower and its Subsidiaries for the most recently ended calendar quarter for which Financial Statements are available.
“Consolidated Total Funded Debt” means, as of the date of determination, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
“Credit Party” means the Administrative Agent or any other Lender.
“Current Date” means any date after September 30, 2020.
“Current Financials” means the consolidated Financial Statements of the Companies for the fiscal year ended December 31, 2019.
“Daily Simple SOFR Rate” means, for any day (a “Daily Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “Daily Simple SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such Daily Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Daily Simple SOFR Rate Day or (ii) if such Daily Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Daily Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 3:00 p.m. on the second U.S. Government Securities Business Day immediately following any Daily Simple SOFR Determination Date, SOFR in respect of such Daily Simple SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Transition Event with respect to the Daily Simple SOFR Rate has not occurred, then the SOFR for such Daily Simple SOFR Determination Date will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of the calculation of the Daily Simple SOFR Rate for no more than three consecutive Daily Simple SOFR Rate Days. Any change in the Daily Simple SOFR Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower or any other Person.
“Debt” means (without duplication), for any Person, all obligations, contingent or otherwise (including, without limitation, contingent obligations in connection with letters of credit), which in accordance with GAAP should be classified upon such Person’s balance sheet as liabilities, but in any event including, without limitation, whether or not such obligations in accordance with GAAP should be classified as liabilities, (a) liabilities secured (or for which the holder of such Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), (b) obligations which have been or under GAAP should be capitalized for financial reporting purposes, (c) all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to purchase, sell, or furnish property or services intended by a Company primarily for the purpose of enabling such other Person to make payment of any of such Person’s Debt, or to otherwise assure the holder of any of such Debt against loss with respect thereto, and (d)

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liabilities under any Swap Agreement; provided that a Person’s liabilities under any ISDA Swap Agreement with a particular counterparty shall be calculated on a net basis.
“Debt Rating” means the public debt rating by S&P and Moody’s for that class of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower which has the lowest rating of all classes of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.
“Default” means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to pay over to any Credit Party any amount required to be paid by it hereunder, or (b) has become the subject of a Bankruptcy Event.
“Dispose” or “Disposed of” means to convey, sell, lease, sell and lease-back, assign, transfer or otherwise dispose of any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing.
“Dollars” means dollars in lawful currency of the United States.
“Domestic Person” means any Person organized under the laws of any jurisdiction within the United States.
“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.
~~“Early Opt-in Election” means the occurrence of:~~
~~(a)    (i) a determination by the Administrative Agent or (ii) a notification by the Majority Lenders to the Administrative Agent (with a copy to the Borrower) that the Majority Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.8(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and~~
~~(b)    (i) the election by the Administrative Agent or (ii) the election by the Majority Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Majority Lenders of written notice of such election to the Administrative Agent.~~
“EBITDA” means for any period and for any Person (the “Test Person”), (1) consolidated net income of such Test Person and its consolidated Subsidiaries for such period adjusted to exclude (or in case of clause (l) below include) the effect of (a) any non-cash losses resulting from requirements to mark-to-market Swap Agreements, foreign exchange transactions or other transactions executed pursuant to an ISDA master agreement, (b) expense items resulting from Lumen’s acquisition of Borrower, including severance, retention and integration costs and change of control payments, any gains or losses in connection with the repurchase or retirement

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of Debt, (c) any loss reflected in such net income all or any portion of which is reasonably expected to be paid or reimbursed by an insurer, indemnitor or other third party source, provided that, to the extent that the claim for all or any portion of any such reasonably expected payment or reimbursement is not accepted by the applicable insurer, indemnitor or other third party source within 180 days of the loss event, there shall be a corresponding deduction from EBITDA; and provided further, that recognition or receipt of all or any portion of any such reasonably expected payment or reimbursement from the applicable insurer, indemnitor or other third party source shall be deducted from EBITDA to the extent reflected in net income, (d) any non-cash losses as a result of (i) impairment of goodwill under Statement of Financial Accounting Standards No. 142, (ii) an impairment of fixed assets under Statement of Financial Accounting Standards No. 144, (iii) any amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141, or (iv) the implementation of any future modifications to the accounting standards employed by such Test Person and its consolidated Subsidiaries, including any costs or charges associated with leases that are not characterized as “capital leases” under GAAP, (e) gains or losses resulting from activity of any unconsolidated Persons provided that EBITDA shall be increased by cash distributed by and reduced by money invested in such unconsolidated Person, (f) gains or losses from marking to market portfolio assets until recognized for income tax purposes, (g) without duplication of any other exclusions in this definition of EBITDA, any extraordinary or other non-recurring non-cash income, expenses, gain or loss, provided that any cash payments received or made as result of such gain or loss (regardless of when the gain or loss was incurred) shall be included in the calculation of EBITDA for the period in which they are received or made (unless previously included for purposes of this calculation), (h) any gain or loss on the disposition of investments, (i) income (or loss) for such period of any Person, or attributable to any assets, disposed of during such period determined on a pro forma basis as though such Person or assets had been disposed of on the first day of such period) and (j) income (or loss) for such period of any Person that became a Subsidiary of such Test Person during such period or attributable to any assets acquired during such period, in each case, determined on a pro forma basis as though such Person or such assets were acquired on the first day of such period, plus, to the extent deducted in determining such adjusted net income, the aggregate amount of (2) interest expense, excluding the amortization or write-off of Debt discount or premiums and Debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including, if applicable, Loans), (3) income tax expense, (4) depreciation and amortization and (5) any non-cash charges to net income relating to the establishment of reserves and any income relating to the release of such reserves, provided that EBITDA shall be reduced by any cash expended that reduces the amount of any reserve.
“Eligible Reinvestment” means (a) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any part thereof) used or useful in a Permitted Line of Business and (b) any Acquisition.
“Environmental Law” means any Law that relates to the environment or handling or control of Hazardous Substances.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure

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to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by any Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by any Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Company or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of any Company or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.
~~“Eurocurrency Reserve Requirements” means, for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Tribunal having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.~~
~~“Eurodollar Tranche” means the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).~~
“Event of Default” means any of the events described in Section 7; provided, that there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.
“Existing Loan Papers” means the “Loan Papers” as defined in the Prior Credit Agreement.
“Exchange Act” means Section 13(d)(3) of the Securities Exchange Act of 1934.
“Excluded Regulated Subsidiary” means any regulated Subsidiary as to which the guaranteeing by such Subsidiary of the Obligations of the Borrower would, in the good faith judgment of the Borrower, result in adverse regulatory consequences to such Subsidiary, be prohibited without regulatory approval or impair the conduct of the business of such Subsidiary.
“Excluded Specified Debt” means (i) Debt (including any Permitted Refinancing Debt), whether secured or unsecured, of an Excluded Specified Subsidiary that exists at the time such entity is acquired and is not incurred in contemplation of such acquisition, to the extent that either: (1) the total consideration (excluding assumed Debt of the Excluded Specified Subsidiary

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and its Subsidiaries but including Debt incurred by the Borrower or any Guarantor in connection with the acquisition) paid by Borrower for the acquisition of the Excluded Specified Subsidiary and its Subsidiaries consists of at least 80% of Borrower Capital Stock, (2) the Capital Stock of the Excluded Specified Subsidiary is owned by Borrower or any Guarantor and (3) after giving effect to the acquisition of such Excluded Specified Subsidiary, the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 6.14.
“Excluded Specified Subsidiary” means any Subsidiary (including its Subsidiaries) (a) that is acquired after the Closing Date, (b) that is prohibited from entering into the Guarantee Agreement due to restrictions contained in documentation governing the Debt of such Subsidiary (to the extent such documentation was not entered into in contemplation of such acquisition) or for which entrance into the Guarantee Agreement would create a default under the documentation governing the Debt of such Subsidiary and (c) that has Debt in excess of $25,000,000 incurred under such documentation that cannot be prepaid without penalty.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (a) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), in each case at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Extension” is defined in Section 2.22(a).
“Exiting Lender” is defined in Section 2.23.
“Extended Loan” is defined in Section 2.22(a)(ii).
“Extension Offer” is defined in Section 2.22(a).
“Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.
“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms’-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Board of Directors of the Borrower, including through their reliance on the most recent real property tax bill or assessment in the case of Real Property.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

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“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Financial Officer” means the chief financial officer, treasurer or controller of the Borrower.
“Financial Report Certificate” means a certificate substantially in the form of Exhibit C.
“Financial Statements” means balance sheets, income statements, statements of stockholders’ equity, and statements of cash flow prepared in comparative form to the corresponding period of the preceding fiscal year, in each case for (a) the Borrower and its Subsidiaries on a consolidated basis and (b) the Borrower and its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis.
“Fitch” means Fitch Ratings, Inc.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.
“Funded Debt” with respect to any Person, means and includes, as of any date as of which the amount thereof is to be determined, (a) indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) liabilities secured (or for which the holder thereof has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), excluding any Lien on equity interests of an Unrestricted Subsidiary or joint venture securing obligations of such Unrestricted Subsidiary or joint venture and its subsidiaries, (f) obligations of such Person which have been or under GAAP should be capitalized for financial reporting purposes, and (g) Attributable Debt of such Person, but excluding indebtedness secured by or borrowed against the cash surrender value of life insurance policies up to the amount of such cash surrender value.
“Funding Office” means the office of the Administrative Agent specified in Section 10.6 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP” means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date of the Financial Statements in question.
“Guarantee Agreement” means the Guarantee Agreement, substantially in the form of Exhibit E.

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“Guarantors” means any Subsidiary that (i) is required to enter into a Guarantee Agreement pursuant to Section 5.13 or (ii) otherwise enters into a Guarantee Agreement under Section 5.13.
“Guarantor Significant Subsidiary” means at all times after the first date after the Closing Date that the Borrower obtains a Below Investment Grade Rating, the term “Guarantor Significant Subsidiary” shall mean a Subsidiary of the Borrower (x) the assets of which are equal to or greater than 15% of Consolidated Total Assets (other than assets of any Excluded Specified Subsidiaries) as of the last date of the most recent fiscal quarter for which financial statements are available, (y) the operating revenue of which, for the year to date through the most recent fiscal quarter for which financial statements are made available, is equal to or greater than 15% of the operating revenues of the Borrower and its Subsidiaries (other than Excluded Specified Subsidiaries) for such period, or (z) the net income from recurring operations (excluding any extraordinary or other non-recurring income, expenses, gain or loss) of which, for the year to date through the most recent fiscal quarter for which financial statements are available, is equal to or greater than 15% of the net income from recurring operations (excluding any extraordinary or other non-recurring income, expenses, gain or loss) of the Borrower and its Subsidiaries (other than Excluded Specified Subsidiaries) for such period; provided, however, that, if any agreement governing any other senior unsecured debt provides for a percentage threshold lower than 15%, then the percentage threshold set forth in this definition shall be decreased accordingly to equal such lower percentage threshold.
“Guaranty” means by any particular Person, all obligations of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person (the “primary obligor”) in any manner whether directly or indirectly, including, without limitation of the generality of the foregoing, obligations incurred through an agreement, contingent or otherwise, by such particular Person (a) to purchase such Debt or obligation or any property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation or (ii) to maintain working capital or equity capital or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation or (d) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. Notwithstanding the foregoing, any Guaranty with respect to any Guarantor delivering a Guarantee Agreement shall not include the Excluded Swap Obligations.
“Hazardous Substance” means any hazardous or toxic waste, pollutant, contaminant, or substance.
“Indemnified Liabilities” is defined in Section 10.24.
“Indemnified Parties” is defined in Section 10.24.
“Initial Interest Period” means the initial Interest Period following the Closing Date which shall be for a period commencing on October 23, 2020 and ending on October 30, 2020.
“Insolvent” means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of section 4245 of ERISA.
“Interest Payment Date” means (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any ~~LIBOR~~Term SOFR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any ~~LIBOR~~Term SOFR Rate Loan having an Interest Period longer than three months, each day that is three months, or a whole

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multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Loan that is a Base Rate Loan), the date of any repayment or optional prepayment made in respect thereof and (e) as to any Loan, the date of any mandatory prepayment in respect thereof.
“Interest Period” means, as to any ~~LIBOR~~Term SOFR Rate Loan, (i) to the extent applicable, the Initial Interest Period, or (ii) (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such ~~LIBOR~~Term SOFR Rate Loan and ending one, ~~two,~~ three or six months ~~(or twelve months if agreed to by all Lenders)~~ thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such ~~LIBOR~~Term SOFR Rate Loan and ending one, ~~two,~~ three or six months ~~(or twelve months if agreed to by all Lenders)~~ thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three (3) U.S. Government Securities Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)    the Borrower may not select an Interest Period that would extend beyond the Termination Date unless the Borrower acknowledges that it will be responsible for any breakage costs owing under Section 2.12 resulting from repayment on the Termination Date;
(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day (if a calendar month; and
(iv)    subject to clause (ii) above, the Borrower shall select Interest Periods so as not to require a payment or prepayment of any ~~LIBOR~~Term SOFR Rate Loan during an Interest Period for such Loan.
“Investments” is defined in Section 6.5.
“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.
“Lead Arranger” means CoBank, ACB.
“Lenders” means those lenders signatory hereto and other financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement.
~~“LIBOR” means, with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate per annum determined by the ICE Benchmark Administration (or any successor that takes over the administration of such rate) on the basis of the rate for deposits in Dollars for a period equal to such Interest Period appearing in Bloomberg Professional Services (or any successor page) as the London Interbank offered rate as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period; provided, that if such rate shall be~~

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~~less than zero, such rate shall be deemed to be zero for purposes of this Agreement. In the event that such rate does not appear on such page (or otherwise on such screen), “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; provided, that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~
~~“LIBOR Loan” means any Loan the rate of interest applicable to which is based upon the LIBOR Rate, other than any Base Rate Loan.~~
~~“LIBOR Rate” means, with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%)~~
~~LIBOR~~
~~_____________________________________~~
~~1.00- Eurocurrency Reserve Requirements~~
“Lien” or “Liens” means any lien, mortgage, security interest, pledge, assignment, charge, title, retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor to have his claim satisfied out of any property, or the proceeds therefrom, prior to the general creditors of the owners thereof.
“Litigation” means any action conducted, pending, or threatened by or before any Tribunal.
“Loan” or “Loans” is defined in Section 2.1.
“Loan Papers” means (i) this Agreement, certificates delivered pursuant to this Agreement, and exhibits and schedules hereto, (ii) any notes, security documents, guaranties, and other agreements in favor of the Administrative Agent and the Lenders, or any or some of them, ever delivered in connection with this Agreement, including the Guarantee Agreement, and (iii) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.
“Loan Parties” means each Company that is a party to a Loan Paper.
“Lumen” means CenturyLink, Inc. (d/b/a Lumen Technologies), a Louisiana corporation.
“Majority Lenders” means at any time the Lenders and Voting Participants holding or participating in more than 50% of the aggregate unpaid principal amount of the Loans then outstanding.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U, or X.
“Material Adverse Effect” means any set of one or more circumstances or events which, individually or collectively, will result in any of the following: (a) a material and adverse effect upon the validity or enforceability of any Loan Paper, (b) a material and adverse effect on the consolidated financial condition of the Companies represented in the later of the Current Financials or the most recent audited consolidated Financial Statements, (c) a Default or (d) the issuance of an accountant’s report on the Companies’ consolidated Financial Statements

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containing an explanatory paragraph about the entity’s ability to continue as a going concern (as defined in accordance with Generally Accepted Auditing Standards).
“Material Agreement” of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, and which is not cancelable by such Person upon 30 days or less notice without liability for further payment other than nominal penalty, and which requires such Person to pay more than the greater of $250,000,000 or 1% of Consolidated Net Worth during any 12-month period. For the avoidance of doubt, the agreements constituting Excluded Specified Debt will be considered “Material Agreements” for purposes of this Agreement.
“Minimum Extension Condition” is defined in Section 2.22(b).
“Minority Interest” means, with respect to any Subsidiary, an amount determined by valuing preferred stock held by Persons other than the Borrower and its Wholly Owned Subsidiaries at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing common stock or partnership interests held by Persons other than the Borrower and its Wholly Owned Subsidiaries at the book value of capital and surplus applicable thereto on the books of such Subsidiary adjusted, if necessary, to reflect any changes from the book value of common stock required by the foregoing method of valuing Minority Interest attributable to preferred stock.
“MTE Transaction” means any transaction where the MTE Subsidiary acquires equipment, rights or other assets for the purpose of leasing or licensing such equipment or other assets as well as any leases or license of any of its equipment, rights or other assets to Lumen or Lumen’s direct or indirect subsidiaries.
“MTE Subsidiary” means an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia that is a direct or indirect subsidiary of Lumen for the purpose of leasing or licensing equipment, rights or other assets to Lumen or Lumen’s direct or indirect subsidiaries.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Company in respect of any disposition of assets, as contemplated by Section 6.7(h), net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions); (b) Taxes paid or payable as a result thereof; (c) the amount necessary to retire any Debt secured by a Permitted Lien on the related property (unless the purchaser of the assets has assumed the obligations to repay such Debt); (d) with respect to a Subsidiary that is not a Wholly Owned Subsidiary, that portion of such proceeds allocable to the Minority Interests; and (e) the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable and the amount of capital and operating expenditures that would not otherwise have been incurred and are required in writing or by application of policy by a public utility commission to be incurred as a condition to its consent, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a

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Financial Officer (or any such officer’s designee, designated in writing by such officer) of the Borrower); it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Company in any disposition of assets.
“Non-Excluded Taxes” is defined in Section 2.19(a).
“Non-Exiting Lender” is defined in Section 2.23.
“Non-U.S. Lender” is defined in Section 2.19(d).
“Note” means a promissory note of the Borrower, in substantially the form of Exhibit A hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender to the Borrower, together with all modifications, extensions, renewals, and rearrangements thereof.
“Obligation” means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Administrative Agent and the Lenders, or any or some of them, by the Borrower, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof.
“Optional Termination Date” is defined in Section 2.23.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Paper including any interest, additions to tax or penalties applicable thereto, but excluding the Taxes described in clause (i) and clause (ii) of Section 2.19(a).
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” is defined in Section 10.18(c).
“Participant Register” is defined in Section 10.18(c).
“Patriot Act” is defined in Section 10.20.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.
“Permitted Liens” means:
(a)    any Lien as of the Closing Date;
(a)any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary (to the extent the acquisition is permitted by this Agreement), so long as such Lien was not incurred in contemplation of such acquisition;
(b)any Lien securing Debt incurred for the purchase or capital lease of one or more assets (if such Lien encumbers only the assets so purchased or leased);

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(c)pledges or deposits made to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions, or other social security programs;
(d)Liens or good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or similar bonds, government contracts or other similar obligations in the ordinary course of business;
(e)easements, rights-of-way, zoning restrictions and other similar charges, encumbrances and restrictions in respect of Real Property or immaterial imperfections of title which do not, in the aggregate, materially impair the ordinary conduct of the Borrower and its Subsidiaries, taken as a whole;
(f)(i) Liens for Taxes, (ii) Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits, (iii) Liens of mechanics, materialmen, warehousemen, carriers, and landlords, and similar Liens, and (iv) adverse judgments on appeal, in each case, with respect to this clause (g), if either (x) no amounts are due and payable and no Lien has been filed or agreed to or (y) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, and neither the value nor use of the property in question are materially affected;
(g)Liens in favor of the United States Department of Agriculture, the Rural Electrification Administration, the Rural Utilities Service, the Rural Telephone Bank or similar lenders such as the Rural Telephone Finance Cooperative;
(h)Liens on equity investments in a financial institution which requires any Company to make an equity investment in such institution in order to borrow money;
(i)Liens existing on any property of a Subsidiary existing at the time it became a Subsidiary which were not created with view of becoming a Subsidiary, provided that the Debt secured by such Liens may not be increased, extended, renewed or continued beyond its original stated maturity if such increase, extension or renewal would result in a Default under Section 6.14;
(j)Liens either on shares of stock or other equity interests of an entity which, when such Liens arise, concurrently becomes a Subsidiary or on assets of an entity arising in connection with acquisition thereof by the Borrower or a Subsidiary; provided, that the Debt secured by such Liens may not be increased or extended, renewed or continued beyond its original stated maturity if such increase, extension or renewal would result in a Default under Section 6.14;
(k)Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;
(l)Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or any Subsidiary, including rights of offset and setoff;
(m)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the

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Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no cease shall any such Liens secure (either directly or indirectly) the repayment of any Debt;
(n)leases or subleases and licenses and sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property, or intellectual property) granted to others that do not materially interfere with the ordinary course of business of the Borrower or any Subsidiary;
(o)Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(p)Liens on Capital Stock owned by the Borrower or any Restricted Subsidiary in an Unrestricted Subsidiary or a Person that is not a Subsidiary to secure Debt or other obligations of the Unrestricted Subsidiary or Person that issued the Capital Stock;
(q)Liens on property of a Subsidiary (other than on stock of a Subsidiary except to the extent permitted in clause (k) above) securing obligations owing to the Borrower or a Wholly Owned Subsidiary;
(r)except as otherwise prohibited by clause (j) or (k) above, Liens securing extensions, renewals or refinancings of the Debt to replace Liens being released in connection with such transaction to the extent the Liens being released were permitted hereunder;
(s)Liens on accounts receivable and related assets (including without limitation, all collateral, guaranties and contracts associated with such accounts receivable, all of the Receivables Entity’s interest in inventory and goods the sale of which gave rise to the accounts receivable, all lockbox or collection accounts related thereto, all records related thereto and all proceeds of the foregoing) securing indebtedness incurred pursuant to a Qualified Receivables Transaction;
(t)Liens on assets subject to any sale and leaseback transaction consummated pursuant to Section 6.7(g);
(u)(X) Liens arising in the ordinary course of business which (i) do not secure Funded Debt, (ii) do not in the aggregate materially detract from the value of the grantor’s assets or materially impair the use thereof in the operation of its business, and (iii) do not secure obligations in an amount exceeding, in the aggregate, $100,000,000; and (Y) Liens not described in clause (X) on cash and Cash Equivalents and securities which Liens secure any obligation with respect to letters of credit and which do not secure obligations in an amount exceeding, in the aggregate, $100,000,000;
(v)any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary (to the extent any such merger or consolidation is permitted under Section 6.4 and not created in contemplation of such event);
(w)Liens securing Debt permitted to be secured by a Lien in accordance with Section 6.15;
(x)Liens on property of a Subsidiary securing indebtedness of such Subsidiary created, assumed or incurred after the date hereof, the creation, assumption or incurrence of which would not create a Default under Section 6.14;

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(y)Liens on securities in connection with securities repurchase and reverse repurchase arrangements that bear only upon the securities involved in the repurchase or reverse repurchase transaction;
(z)replacements, extension and renewals of any Lien permitted by clause (b), (c), (j) or (k) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby);
(aa)Liens securing Funded Debt referred to in clause (g) of the definition of Permitted Priority Debt;
(ab)Liens on assets of an Excluded Specified Subsidiary securing the Excluded Specified Debt of such Excluded Specified Subsidiary;
(dd)    any Lien created under the Loan Papers and statutory Liens described in Section 5.15(c);
(ac)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(ad)Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions
(ff)    Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;
(gg)    Liens securing insurance premiums financing arrangements; provided that such liens are limited to the applicable unearned insurance premiums; and
(hh)    Liens secured in the ordinary course of business, including (i) any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by the Borrower or any Subsidiary, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (in each case, to the extent not duplicative of clause o above) with respect to any such interest or title in the Real Property which is subject thereof, (ii) agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of their Subsidiaries, (iii) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Borrower or any Subsidiary; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance, and (iv) Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Borrower or any of the Subsidiaries.
“Permitted Line of Business” means a line of business in which the Borrower and the Subsidiaries are permitted to engage pursuant to Section 6.9.
“Permitted Priority Debt” means (a) Debt of the Borrower and its Subsidiaries (regardless of when incurred), (b) Debt of the Borrower’s Subsidiaries existing on the Closing Date and any Permitted Refinancing Debt in respect thereof, (c) Debt of the Guarantors (other than guarantees

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of Excluded Specified Debt), (d) unsecured Debt of any Subsidiary owing to any other Subsidiary, the Borrower or Lumen, (e) that portion of the capital leases of the Borrower’s Subsidiaries that does not exceed the aggregate principal amount of capital leases of the Borrower’s Subsidiaries on the Closing Date, (f) Excluded Specified Debt and (g) Funded Debt of any joint venture, including any joint venture that qualifies as a Subsidiary, in an aggregate amount at any time not to exceed $200,000,000, including Guaranties of such Funded Debt.
“Permitted Refinancing Debt” means Debt which represents an extension, refinancing, refunding, replacement or renewal of any other Debt; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so extended, refinanced, refunded, replaced or renewed, except by an amount equal to unpaid accrued interest and premium (including applicable prepayment penalties) thereon plus fees and expenses reasonably incurred in connection therewith, (b) any Liens securing such Debt are not extended to any additional property of any Loan Party, (c) no Loan Party that is not originally obligated with respect to repayment of such Debt is required to become obligated with respect thereto and (d) if the Debt that is extended, refinanced, refunded, replaced or renewed was subordinated in right of payment to the Obligations or any Guaranty thereof, then the terms and conditions of the extension, refinancing, refunding, replacement or renewal Debt must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the extended, refinanced, refunded, replaced or renewed Debt.
“Person” means and includes an individual, partnership, joint venture, corporation, trust, limited liability company, limited liability partnership, or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by any Company or any ERISA Affiliate, and (iii) in respect of which any Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prime Rate” means a variable rate of interest per annum equal to the “U.S. prime rate” as reported on such day in the Money Rates Section of the Eastern Edition of The Wall Street Journal, or if the Eastern Edition of The Wall Street Journal is not published on such day, such rate as last published in the Eastern Edition of The Wall Street Journal.
“Prohibited Transaction” has the meaning assigned to such term in section 406 of ERISA and section 4975(c) of the Code.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving accounts receivable.

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“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Borrower or any Subsidiary, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.
“Receivables Entity” means a Wholly Owned Subsidiary of the Borrower (to which the Borrower or any Subsidiary transfers accounts receivable and related assets pursuant to a Qualified Receivables Transaction) which engages in no activities other than in connection with the financing of accounts receivable and whose assets consist solely of receivables and related assets transferred to such entity in connection with a Qualified Receivables Transaction:
(a)no portion of the Debt or any other obligations (contingent or otherwise) of which:
(i)is guaranteed by the Borrower or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);
(ii)is recourse to or obligates the Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or
(iii)subjects any property or asset of the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, oilier than pursuant to Standard Securitization Undertakings;
(b)with which neither the Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Qualified Receivables Transaction) other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and
(c)to which neither the Borrower nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (except pursuant to Standard Securitization Undertakings).
Any designation by the Borrower of a Wholly Owned Subsidiary as a Receivables Entity shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a certificate from a Financial Officer of the Borrower certifying that such designation complied with the foregoing conditions.
“Register” is defined in Section 10.18(b)(iv).
“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation G” means Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

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“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulatory Change” means, with respect to any Lender, (a) any adoption or change after the date hereof of or in United States federal, state or foreign Laws (including Regulation D) or guidelines applying to a class of banks including such Lender, (b) the adoption or making after the date hereof of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States federal, state or foreign Laws or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign Laws or guidelines applying to a class of banks including such Lender by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof; provided that, notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Regulatory Change, regardless of the date enacted, adopted, issued or implemented.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of section 4241 of ERISA.
“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Responsible Officer” of any person means any manager, executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person.
“Restricted Payment” means
(a)    the declaration or payment of dividends by the Borrower, or distribution (in cash, property, obligations or other securities or any combination thereof) on account of any shares of any class of Capital Stock of the Borrower,
(b)    other payments or distributions by the Borrower whether by reduction of capital or otherwise on account of any shares of any class of Capital Stock of the Borrower, or
(c)    the setting apart of money for a sinking or other analogous fund by the Borrower for the purchase, redemption, retirement or other acquisition of any shares of any class

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of Capital Stock of the Borrower, or any warrant, option or other right to acquire any Capital Stock of the Borrower;
but in each case in (a), (b) and (c) above, excluding dividends or other distributions payable solely in common stock of the Borrower.
“Rights” means rights, remedies, powers, and privileges.
“S&P” means Standard and Poor’s Financial Services LLC.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the Office of the Superintendent of Financial Institutions, (c) Her Majesty’s Treasury, (d) the European Union or (e) the United Nations Security Council.
“SEC” means the Securities and Exchange Commission.
“Senior Unsecured Long-Term Debt Rating” means, as of any date, the Debt Rating that has been most recently announced by S&P and Moody’s. In connection with any determination of the Senior Unsecured Long-Term Debt Rating pursuant to the immediately preceding sentence, for purposes of determining the Applicable Margin, (a) if only one of S&P and Moody’s shall have in effect a public debt rating, the Applicable Margin shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Margin shall be based on the rating that is one level below the higher rating; c) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be; (e) if neither S&P nor Moody’s shall have in effect a public debt rating but at least one of S&P and Moody’s has in effect a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin shall be determined by reference to a rating that is one level lower than the rating that has been most recently announced by S&P and Moody’s for such class of debt; and (f) if neither S&P nor Moody’s shall have in effect either a public debt rating or a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin shall be set in accordance with the lowest level rating and highest percentage rate set forth in the table relating to “Applicable Margin.”
“SOFR” means~~, with respect to any day,~~ a rate per annum equal to the secured overnight financing rate ~~published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website~~as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

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“Solvent” means, as to any Person at the time of determination, that (a) the aggregate fair value of such Person’s assets exceeds the present value of its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), and (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary which are reasonably customary in securitization of accounts receivable transactions (it being understood that in no event shall Standard Securitization Undertakings include any Guaranty in respect of principal or interest on the financing for any Qualified Receivables Transaction).
“Subsidiary” means any Person with respect to which the Borrower or any one or more of Borrower’s direct or indirect subsidiaries owns directly or indirectly more than 50% of the issued and outstanding voting Capital Stock (or equivalent interests); provided, that any such Person that has been designated as an Unrestricted Subsidiary pursuant to Section 5.12 (and has not subsequently been redesignated as a “Subsidiary” rather than an Unrestricted Subsidiary) shall be deemed not to be a “Subsidiary” for all purposes of the Loan Papers. Unless the context otherwise requires, all references to “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Encumbrance” is defined in Section 6.14(b).
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions. Notwithstanding the foregoing, for all purposes of the Loan Papers, any guarantee of any obligations in respect of a Swap Agreement by a Guarantor shall not include any Excluded Swap Obligations with respect to such Guarantor.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” means all taxes, assessments, fees, or other charges at any time imposed by any Laws or Tribunal.
~~“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
~~“Termination Date” means October 23, 2027, subject, however, to any extension of Loans pursuant to Section 2.22.~~
“Term Percentage” means the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding.
“Term SOFR Adjustment” means a percentage per annum as set forth below for the applicable Interest Period:

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Interest Period/ Frequency of Interest Payment Date	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Rate” means,
(a)    for any calculation with respect to a Term SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 3:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day;
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 3:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if the Term SOFR Rate determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR Rate shall be deemed to be the Floor.
“Term SOFR Rate Loan” means any Loan the rate of interest applicable to which is based upon the Adjusted Term SOFR Rate.

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“Term SOFR Rate Tranche” means the collective reference to Term SOFR Rate Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means October 23, 2027, subject, however, to any extension of Loans pursuant to Section 2.22.
“Tribunal” means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, central bank or instrumentality, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Type” means any type of Loan (i.e., a Base Rate Loan or ~~LIBOR~~Term SOFR Rate Loan).
~~“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.~~
“United States” and “U.S.” each means United States of America.
“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Board of Directors as an Unrestricted Subsidiary pursuant to Section 5.12 after the Closing Date.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Voting Participant” is defined in Section 10.18(d).
“Voting Participant Notice” is defined in Section 10.18(d).
“Voting Stock” means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
1.2Terms Generally, Accounting Principles.
All accounting and financial terms used in the Loan Papers and not defined in Section 1.1, all accounting terms and financial terms partly defined in Section 1.1, to the extent not defined, and the compliance with each financial covenant therein shall be determined in accordance with GAAP, as modified from time to time by any Accounting Changes (as defined

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below) (provided that, notwithstanding anything to the contrary herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Company at “fair value,” as defined therein). In the event that (i) any Accounting Change shall occur, (ii) such change results in a change in the method of calculation of financial covenants, standards or terms in the Loan Papers and (iii) the Borrower determines that such change will create a risk of a Default or an Event of Default, then the Borrower may notify the Administrative Agent that it will not adopt such Accounting Change for purposes of the Loan Papers and that the method of calculation of financial covenants, standards or terms in the Loan Papers shall remain unaffected thereby. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate person. Any division of a limited liability company shall constitute a separate person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a person or entity.
1.3Other Definitional Provisions. As used herein and in the other Loan Papers, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (iv) references to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.
SECTION 2

FACILITIES.
1.1Commitments.
Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (each, a “Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of such Lender’s Commitment. The Loans may from time to time be ~~LIBOR~~Term SOFR Rate Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.3. The Commitments shall automatically terminate on the Closing Date after the Loans have been made.
1.2Procedure For Loan Borrowing.
The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three (3) U.S. Government Securities Business Days prior to the Closing Date, in the case of ~~LIBOR~~Term

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SOFR Rate Loans, or (b) on the Closing Date, in the case of Base Rate Loans), substantially in the form of Exhibit H, specifying (i) the amount and Type of Loans requested to be borrowed on the Closing Date and (ii) in the case of ~~LIBOR~~Term SOFR Rate Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. All Loans shall initially be Base Rate Loans unless the Borrower has provided the notice for ~~LIBOR~~Term SOFR Rate Loans set forth in clause (a) above and has entered into a pre-funding indemnity agreement with respect to such borrowing of ~~LIBOR~~Term SOFR Rate Loans on the Closing Date in form and substance reasonably satisfactory to the Administrative Agent. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of Loans to be made by such Lender available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent wiring the money in accordance with instructions from the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.
1.3Repayment of Term Loans.
The Borrower unconditionally agrees to pay to the Lenders the then outstanding unpaid principal amount of the Loans on the Termination Date. Interest accruing on the Loans shall be payable on each Interest Payment Date until the Termination Date.
1.4Conversion and Continuation Options.
(a)The Borrower may elect from time to time to convert ~~LIBOR~~Term SOFR Rate Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the Business Day preceding the proposed conversion date, provided, that any such conversion of ~~LIBOR~~Term SOFR Rate Loans may only be made on the last day of an Interest Period with respect thereto (unless the Borrower pays the amount owing pursuant to Section 2.12). The Borrower may elect from time to time to convert Base Rate Loans to ~~LIBOR~~Term SOFR Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third U.S. Government Securities Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor; provided, that no Base Rate Loan may be converted into a ~~LIBOR~~Term SOFR Rate Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)Any ~~LIBOR~~Term SOFR Rate Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no ~~LIBOR~~Term SOFR Rate Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuations; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
1.5Fees.

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The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.
1.6Limitations on ~~Eurodollar~~Term SOFR Rate Tranches.
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of ~~LIBOR~~Term SOFR Rate Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the ~~LIBOR~~Term SOFR Rate Loans comprising each ~~Eurodollar~~Term SOFR Rate Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten ~~Eurodollar~~Term SOFR Rate Tranches shall be outstanding at any one time.
1.7Interest Rates and Payment Dates.
(a)Each ~~LIBOR~~Term SOFR Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the ~~LIBOR~~Adjusted Term SOFR Rate determined for such day plus the Applicable Margin.
(b)Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.
(c)(i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans pursuant to Section 2.7(b) plus 2% in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
(d)Interest shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
~~2.8 Alternate Rate of Interest for LIBOR Loans; Effect of Benchmark Transition Event.~~
~~(a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Administrative Agent shall have determined that dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London interbank market, or that dollar deposits are not generally available in the London interbank market for the requested Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining such LIBOR Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination, stating the specific reasons therefor, to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a LIBOR Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.~~
~~(b) Effect of Benchmark Transition Event.~~

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~~(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Paper, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders (which written notice will specify the provisions of such amendment to which such Lender objects). Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 2.8(b) will occur prior to the applicable Benchmark Transition Start Date.~~
1.8Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Paper:
(a)Inability to Determine Rate; Cost. Subject to this Section 2.8, if, on or prior to the commencement of any Interest Period (or, in the case of any Benchmark that is not subject to an Interest Period, on any Business Day):
(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that for any reason (other than a Benchmark Transition Event) any Benchmark cannot be determined pursuant to the definition thereof;
(ii)the Lenders comprising the Majority Lenders determine that for any reason in connection with any request for a Loan that is subject to an Interest Period or a conversion thereto or a continuation thereof that the Benchmark for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Lenders comprising the Majority Lenders have provided notice of such determination to the Administrative Agent; or
(iii)the Lenders comprising the Majority Lenders determine that for any reason in connection with any request for a Loan that is not subject to an Interest Period (other than a Base Rate Loan) or a conversion thereto or a continuation thereof or the maintaining thereof that the Benchmark with respect to a proposed Loan or outstanding Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Lenders comprising the Majority Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders.
Upon notice thereof by the Administrative Agent to the Borrower,
(1) any obligation of the Lenders to make such Loans that are subject to an Interest Period, and any right of the Borrower to continue such Loans or to convert to such Loans, shall be suspended (to the extent of the affected Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Lenders comprising the Majority Lenders) revokes such notice;
(2) any obligation of the Lenders to make or maintain such Loans that are not subject to an Interest Period (other than Base Rate Loans), and any right of the

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Borrower to continue such Loans or to convert to such Loans (other than Base Rate Loans), shall be suspended (to the extent of the affected Loans) until the Administrative Agent (with respect to clause (iii), at the instruction of the Lenders comprising the Majority Lenders) revokes such notice;
(3) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Loans (to the extent of the affected Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein;
(4) any outstanding affected Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period (or if such Loans are not subject to an Interest Period, immediately) and, upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.12; and
(5) in the case of any such notice under Section 2.24(a)(i) regarding any Benchmark used as a component of the Base Rate, such component will not be used in any determination of Base Rate Loans until such notice is revoked.
(b)Replacing Benchmarks. If a Benchmark Transition Event has occurred prior to any setting of the then-current Benchmark, then, the applicable Benchmark Replacement will replace the applicable then-current Benchmark for all purposes hereunder and under any Loan Paper in respect of any setting of such Benchmark at or after 3:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the affected Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. At any time that the administrator of the applicable then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be not representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon such Benchmark (if any) will not be used in any determination of the Base Rate.
(c)~~(ii)~~ Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Paper.
(d)~~(iii)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (~~A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (B~~i) the

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implementation of any Benchmark Replacement, and (~~C)~~ii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and (D) the commencement or conclusion of any Benchmark Unavailability Period~~in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.8(c). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.8~~(b)~~, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Paper, except, in each case, as expressly required pursuant to this Section 2.8~~(b)~~.
(e)~~(iv) Benchmark~~ Unavailability ~~Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) any notice of conversion or continuation pursuant to Section 2.4 that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing at the LIBOR Rate shall be ineffective and (ii) if any Loan Request requests a Borrowing at the LIBOR Rate, such Borrowing shall be made as a Borrowing at the Base Rate. During any Benchmark Unavailability Period, the component of the Base Rate based upon the LIBOR Rate will not be used in any determination of Base Rate.~~of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the applicable then-current Benchmark is a term rate (including the Term SOFR Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for such Benchmark (including any applicable Benchmark Replacement) settings.
1.9Mandatory and Optional Prepayment of Loans.
(a)Prior to the Termination Date, the Borrower shall have the right at any time to prepay the Loans, in whole or in part, subject to the requirements of Sections 2.12 and 2.13 but otherwise without premium or penalty, but prepayment of ~~LIBOR~~Term SOFR Rate Loans shall require at least three (3) U.S. Government Securities Business Days prior written notice to the Administrative Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $2,000,000; provided, further, that a failure to provide three (3) U.S. Government Securities Business Days’ prior written notice in the case of a prepayment of a ~~LIBOR~~Term SOFR Rate Loan shall not constitute a Default but instead shall entitle the Lenders to remedies identified in Section 2.12. Each notice of prepayment, with respect to ~~LIBOR~~Term SOFR Rate Loans, shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid and may be revocable; provided, that (i) such notice is only revocable during the three (3) U.S. Government Securities Business Day period beginning on the date that such notice is given to the Administrative Agent and ending on the stated date of such prepayment and (ii) the Borrower shall indemnify the Lenders pursuant to Section 2.12 as a result of the Borrower’s revocation of such notice.
(b)All Loans, together with accrued and unpaid interest thereon, shall be due and payable in full on the Termination Date.
(c)All prepayments of Loans (other than optional prepayments of Base Rate Loans) under this Section 2.9 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.
1.10Reserve Requirements; Change in Circumstances.

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(a)Notwithstanding any other provision herein, if after the Closing Date any Regulatory Change (i) subjects any Lender to any Taxes (other than (x) Non-Excluded Taxes or Taxes described in clause (i) or (ii) of the first sentence in Section 2.19(a) or (y) any Tax that would not have been imposed but for the failure of any Lender to comply with any certification, information, documentation, or other reporting requirement if such Lender could legally comply and such compliance would not materially prejudice such Lender’s legal or commercial position) on its loans, loan principal or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (ii) shall impose, modify, or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, or similar requirement with respect to any ~~LIBOR~~Term SOFR Rate Loan (or participating interest therein), against assets of, deposits with or for the account of, or credit extended by, such Lender under this Agreement, ~~or (iii) with respect to any LIBOR Loan, shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any LIBOR Loan made by such Lender,~~ and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any ~~LIBOR~~ Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest, or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material, then the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such increase or reduction to such Lender, to the extent such amounts have not been included in the calculation of the ~~LIBOR Rate~~interest rate applicable to such Loan, upon demand by such Lender (through the Administrative Agent).
(b)If any Lender shall have determined in good faith that any Regulatory Change regarding capital or liquidity requirements or compliance by any Lender (or its Parent or any lending office of such Lender) with any request or directive regarding capital or liquidity requirements (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s (or its Parent’s) capital as a consequence of its obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Lender’s policies with respect to capital and liquidity requirements) by an amount deemed in good faith by such Lender to be material, then from time to time, the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction upon demand by such Lender (through the Administrative Agent).
(c)A certificate of a Lender setting forth in reasonable detail (i) the Regulatory Change or other event giving rise to such costs, (ii) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, (iii) the calculation of such amount or amounts under clause (a) or (b) above, shall be delivered to the Borrower (with a copy to the Administrative Agent) promptly after such Lender determines it is entitled to compensation under this Section 2.10, and shall be conclusive and binding absent manifest error and (iv) confirmation from such Lender that such costs are also being assessed to other similarly situated borrowers. The Borrower shall pay to the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 15 days after its receipt of the same; provided that the Borrower shall not be required to pay the Administrative Agent for the account of such Lender pursuant to this Section 2.10 for any amount specified in clause (a) or (b) above in respect of a period occurring more than 180 days prior to the date on which such Lender notifies the Borrower of such Regulatory Change and such Lender’s intention to claim compensation therefor, except, if the Regulatory Change giving rise to any amount specified in clause (a) or (b) above is retroactive, no such time limitation shall apply so long as such Lender requests compensation within 180 days from the

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date on which the applicable Tribunal informed such Lender of such Regulatory Change. In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.
(d)The protection of this Section 2.10 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, or condition which shall have been imposed.
(e)Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this Section 2.10 shall survive for one (1) year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
1.11Change in Legality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund any Loans (other than Base Rate Loans) or to determine or charge interest based upon any Benchmark, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make such Loans, and any right of the Borrower to continue such Loans or to convert Base Rate Loans to such Loans, shall be suspended, and (b), if necessary to avoid such illegality, the interest rate on the Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice,
(a)the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Loans to Base Rate Loans (if necessary to avoid such illegality, the interest rate on the Base Rate Loans of such Lender shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”),
(i)if such Loans are not subject to an Interest Period, immediately, or
~~2.11 Change in Legality.~~
~~(a) Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:~~
~~(i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and~~
(ii)if such ~~unlawfulness shall be effective prior to the end of any Interest Period of an outstanding LIBOR Loan, require that all outstanding LIBOR Loans with such Interest Periods made by it be converted to Base Rate Loans, in which event (A) all such LIBOR Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the Base Rate Loans resulting from the conversion of such LIBOR Loans.~~Loans are subject to an Interest Period, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to

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maintain such Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Loans to such day, and
(b)~~For purposes of this Section 2.11. a notice to the Borrower (with a copy to~~if necessary to avoid such illegality, the Administrative Agent~~) by any Lender pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.~~ shall during the period of such suspension compute the Base Rate without reference to clause (c) of the definition of “Base Rate,”
in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such Benchmark. Upon any such prepayment or conversion, the Borrower shall also pay accrued and unpaid interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.12.
1.12Indemnity.
The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss of expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of ~~LIBOR Loans~~any Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from ~~LIBOR Loans~~any Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of ~~LIBOR Loans~~any Loan on a day that is not the last day of an Interest Period with respect thereto. Such indemnification ~~may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market~~shall include amounts representing any loss of anticipated profits and any loss, cost or expenses arising from the liquidation or reemployment of funds or from any fees payable. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. A certificate as to any amounts payable pursuant to this Section 2.12 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
1.13Pro Rata Treatment.
Unless otherwise specifically provided herein, each payment or prepayment of principal and each payment of interest with respect to a Borrowing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans extended by each Lender with respect to such Borrowing, and conversions of Loans to Loans of another Type and continuations of Loans that are ~~LIBOR~~Term SOFR Rate Loans from one Interest Period, shall be made pro rata among the Lenders in accordance with their respective Term Percentages.
1.14Sharing of Setoffs.

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Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff, or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Loans held by it (other than pursuant to Section 2.10 or 2.12) as a result of which the unpaid principal portion of the Loans held by it shall be proportionately less than the unpaid principal portion of the Loans held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Loans held by such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of the Loans held by it prior to such exercise of banker’s lien, setoff, or counterclaim was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in Loans deemed to have been so purchased may, upon the existence of an Event of Default, exercise any and all rights of banker’s lien, setoff, or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation. This Section 2.14 shall not apply to any action taken by CoBank with respect to any CoBank Equities held by the Borrower, including pursuant to Section 8.1(b).
1.15Payments.
(a)All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the ~~LIBOR~~Term SOFR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a ~~LIBOR~~Term SOFR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the next preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(b)Unless the Administrative Agent shall have been notified in writing by any Lender prior to the borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Closing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A

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certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Closing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.
(c)Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
1.16~~Calculation of LIBOR Rate~~Reserved.
~~The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Lender had actually funded and maintained funding of each LIBOR Loan through the purchase in the London interbank market of one or more eurodollar deposits, in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.~~
1.17Computation of Interest and Fees.
(a)Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, such calculations shall be made on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a ~~LIBOR~~Term SOFR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the ~~Eurocurrency Reserve Requirements~~reserve requirements Lenders are subject to, including, without limitations, the requirements referenced in Section 2.10 of this Agreement, shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.7(a).
1.18Booking Loans.

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Any Lender may make, carry, or transfer Loans at, to, or for the account of any of its branch offices, subject to Section 2.21(a).
1.19Taxes.
(a)All payments made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Paper shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Tribunal, excluding (i) income or franchise taxes imposed on (or measured by) net income, in each case, imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Tribunal imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Paper) and (ii) any United States federal withholding tax imposed by reason of FATCA as a result of a Lender’s failure to comply with the requirements thereof to establish an exemption from withholding thereunder. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any other Loan Paper, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such deduction or withholding had not been made, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (x) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (y) that are United States federal withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.
(b)In addition, the Loan Party shall pay any Other Taxes to the relevant Tribunal in accordance with applicable Law.
(c)Whenever any Non-Excluded Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Loan Party showing payment thereof. If (i) a Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority , (ii) a Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence, or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the Loan Parties shall jointly and severally indemnify the Administrative Agent and the Lenders for such amounts and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, in the case of (i) and (ii), or any such direct imposition, in the case of (iii).
(d)Each Lender (or transferee) that is a “United States Person” as defined in Section 770l(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9 (or any successor form) certifying

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that such Lender is exempt from U.S. federal backup withholding tax. Each Lender (or transferee) that is not a “United States Person” as defined in Section 770l(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two copies of either U.S. Internal Revenue Service Form W-8BEN-E, Form W-8ECI, or Form W-8IMY (together with any applicable underlying IRS forms) properly completed and duly executed claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Papers, (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit G and a Form W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of. U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Papers, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this clause, a Non-U.S. Lender shall not be required to deliver any form pursuant to this clause that such Non-U.S. Lender is not legally able to deliver.
(e)A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the Law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal or commercial position of such Lender.
(f)To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Tribunal asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Paper or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

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(g)If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the applicable Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Tribunal with respect to such refund); provided, that the Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Tribunal) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Tribunal. This clause shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.
(h)The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
1.20Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender, the Loan of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.14); provided, that (a) such Defaulting Lender’s outstanding Loans may not be increased or extended without its consent and (b) the principal amount of, or interest or fees payable on, Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent.
1.21Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.10 or gives notice regarding Regulatory Changes affecting ~~LIBOR Loans~~any Loan under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Tribunal for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, assign its rights and obligations hereunder to another of its offices, branches or affiliates, or otherwise modify its practices relating to the Loans, if, in the reasonable judgment of such Lender, such designation, assignment or modification (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.19 or eliminate any unlawfulness contemplated by Section 2.11 with respect to ~~LIBOR Loans~~any Loan, as the case may be, in the future and (ii) is not otherwise materially disadvantageous to such Lender.
(b)If any Lender requests compensation under Section 2.10 or gives notice regarding Regulatory Changes affecting ~~LIBOR Loans~~any Loan under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Tribunal for the account of any Lender pursuant to Section 2.19, or if any Lender becomes a Defaulting Lender or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Paper that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Majority Lenders has been obtained), then the Borrower may, at its sole expense and effort (except in the case of a Defaulting Lender), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.18), all its interests, rights and obligations

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under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this clause may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.
1.22Extensions of Loans.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders, in each case on a pro rata basis (based on the aggregate outstanding principal amounts of the Loans with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Loans and otherwise modify the terms of such Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate payable in respect of such Loans) (each, an “Extension,” and each Loan, as so extended, as well as the original Loan (in each case not so extended), being a “tranche”; and any Extended Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted), so long as the following terms are satisfied:
(i)no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders.
(ii)except as to interest rates, amortization, and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Loans of any Lender that agrees to an Extension with respect to such Loans (“Extended Loans”), shall be a Loan with the same terms (or terms hot less favorable to existing Lenders) as the original Loans; provided that all repayments (except for (A) payments of interest at different rates on Extended Loans, (B) repayments required upon the maturity date of the non-extending Loans and (C) repayments made in connection with a prepayment) of Extended Loans after the applicable Extension date shall be made on a pro rata basis with all other Loans and (z) at no time shall there be Loans hereunder (including Extended Loans and any original Loans) that have more than two different maturity dates.
(iii)all documentation in respect of such Extension shall be consistent with the foregoing and
(iv)any applicable Minimum Extension Condition shall be satisfied.

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(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.22, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.9 or 2.13 and (ii) the Borrower shall specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (except as provided below, to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and waivable by the Borrower) of Loans of any or all applicable tranches be tendered; provided, that, in any event, the Minimum Extension Condition shall require that, after giving effect to a particular Extension, a majority of the aggregate Loans outstanding shall constitute Extended Loans pursuant thereto, and such requirement may not be waived by the Borrower. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.9 and 2.13) or any other Loan Paper that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.22.
(c)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to its Loans (or a portion thereof). Notwithstanding anything to the contrary in this Agreement, the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Papers with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Loans and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.22.
(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.22.
1.23Change of Control. If a Change of Control shall occur, the Borrower shall, within ten (10) days after the occurrence thereof, give each Lender notice thereof, which notice shall describe in reasonable detail the facts and circumstances giving rise thereto and shall specify an Optional Termination Date for purposes of this Section (the “Optional Termination Date”), which date shall not be less than 30 nor more than 60 days after the date of such notice. Each Lender may, by notice to the Borrower and the Administrative Agent given not less than three Business Days prior to the Optional Termination Date, declare the Loan held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Loan and such other amounts shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case effective on the Optional Termination Date (each Lender giving such notice, an “Exiting Lender”; each other Lender a “Non-Exiting Lender”). Notwithstanding the foregoing, if any condition specified in Section 4.2 cannot be satisfied on the Optional Termination Date such Change of Control shall be deemed to be an Event of Default.
For the purpose of this Section, a “Change of Control” means:
(a) the acquisition of ownership, directly or indirectly, beneficially (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof)

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or of record, by any person (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Lumen, unless Lumen becomes a direct or indirect wholly-owned Subsidiary of a holding company (i.e., a parent company) and the direct or indirect holders of Capital Stock of such holding company immediately following that transaction are substantially the same as the holders of the Borrower’s Capital Stock (and in the same proportion) immediately prior to that event;
(b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Lumen by persons who (i) were not members of the Board of Directors of Lumen on the Closing Date and (ii) whose election to the Board of Directors of Lumen or whose nomination for election by the stockholders of Lumen was not approved by a majority of the members of the Board of Directors of Lumen then still in office who were either members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved; or
(c) Lumen shall fail to own, directly or indirectly, 100% of the outstanding voting securities ordinarily having the right to vote for the election of directors of the Borrower.
SECTION 3

REPRESENTATIONS AND WARRANTIES.
The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
1.1Purpose of Credit Facility; Federal Regulation.
The proceeds of the Loans shall be used for the working capital needs and general corporate purposes of the Companies. The proceeds loaned hereunder will not be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U or X, or any other applicable Law. No Company is engaged in or will engage, principally or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying any Margin Stock.
1.2Corporate Existence, Good Standing, and Authority.
(a)Each Company is, to the best of the Borrower’s knowledge, duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions with respect to existing Guarantor Significant Subsidiaries, being identified on Schedule 3.3 and, with respect to future Guarantor Significant Subsidiaries, being identified in the quarterly reporting as required by Section 5.3(k)).
(b)Except where failure would not reasonably be expected to have a Material Adverse Effect, each Company (i) is duly qualified to transact business and is in good standing as a foreign corporation or other organization in each jurisdiction where the nature and extent of its business and properties require the same, and (ii) possesses all requisite authority, power, licenses, permits, and franchises to own and operate its property and to conduct its business as is now being, or is contemplated herein to be, conducted.

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(c)Each Loan Party possesses all requisite authority, power, licenses, permits, and franchises to execute, deliver, and comply with the terms of the Loan Papers to which it is a party, and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Papers to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement, except where failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(d)No consent or authorization of, filing with, notice to or other act by or in respect of any Person or Tribunal is required in connection with this Agreement, the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Papers, except consents, authorizations, filings and notices (i) which have been obtained or made and are in full force and effect or (ii) the failure of which to obtain or make, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
1.3Guarantor Significant Subsidiaries.
Except as provided in the last sentence of this Section 3.3, Schedule 3.3 sets forth all existing Guarantor Significant Subsidiaries of the Borrower and correctly lists, as to each Guarantor Significant Subsidiary, (a) its name and (b) its jurisdiction of organization. Except as provided in the last sentence of this Section, the shares of Capital Stock of each Guarantor Significant Subsidiary owned by the Borrower (either directly or indirectly through another Subsidiary) as set forth on Schedule 3.3 are the duly authorized, validly issued, fully paid, and nonassessable shares of such Guarantor Significant Subsidiary and are owned by the Borrower free and clear of all Liens except Permitted Liens. Any future Guarantor Significant Subsidiaries will be included in the quarterly reporting as required by Section 5.3(k).
1.4Financial Statements; No Change.
(a)The Current Financials were prepared in accordance with GAAP and present fairly in all material respects the consolidated financial condition and the results of operations of the Companies as of, and for the periods ended, the dates thereof. There were no material (to the Companies taken as a whole) liabilities, direct or indirect, fixed or contingent, of any Company as of the date of the Current Financials which are required to be reflected in the Current Financials but are not reflected therein. No Company has incurred any material (to the Companies taken as a whole) liability, direct or indirect, fixed or contingent, between the dates of the Current Financials and the Closing Date, except in the ordinary course of business, such as in connection with acquisitions and financing activities.
(b)Since December 31, 2019 through the Closing Date, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

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1.5Compliance with Laws, Charter, and Agreements.
No Company is, nor will the execution, delivery, performance, or observance of the Loan Papers cause any Company to be, in violation of any Laws, including the Patriot Act, or any Material Agreements to which it is a party, other than such violations which would not reasonably be expected to have a Material Adverse Effect. No Company is, nor will the execution, delivery, performance, or observance of the Loan Papers cause any Company to be, in violation of its bylaws, charter or other organizational or governing document.
1.6Litigation.
As of the Closing Date, There are no actions, suits, proceedings or investigations at law or in equity or by or on behalf of any Tribunal or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Papers, to the extent that the applicable action, suit, proceeding or investigation is brought by the Borrower or any of its subsidiaries or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for any action, suit or proceeding at law or in equity or by or on behalf of any Tribunal or in arbitration which has been disclosed in any of Lumen’s Annual Report on Form 10-K for the year ended December 31, 2019 or Lumen’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020. In any such matter disclosed in the Annual or Quarterly Report described above, as of the Closing Date, there has been no subsequent development which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
1.7Taxes.
All Tax returns of each Company required to be filed have been filed (or extensions have been granted) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, all Taxes imposed upon each Company which are shown to be due and payable thereon have been paid other than Taxes for which the criteria for Permitted Liens have been satisfied and Taxes being contested in good faith by proper proceedings and with respect to which such Company shall have, to the extent required by GAAP, set aside on its books adequate reserves.
1.8Environmental Matters.
No Company’s ownership of its assets violates any applicable Environmental Law, other than such violations which would not reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, no investigation or review is pending or threatened by any Tribunal with respect to any alleged violation of any Environmental Law in connection with any Company’s assets which could result in a Material Adverse Effect. None of any Company’s assets have been used by such Company or, to the Borrower’s knowledge, any other Person as a dump site for any Hazardous Substance except where such use would not reasonably be expected to have a Material Adverse Effect.

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1.9Employee Benefit Plans.
Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) no Reportable Event has occurred during the past five years as to which any Company or any ERISA Affiliate was required to file a report with the PBGC; (b) no ERISA Event has occurred or is reasonably expected to occur; and (c) no Company nor any of its respective ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA. The Borrower represents and warrants as of the Restatement Effective Date and as of the Restatement Effective Date that the Borrower is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.
1.10Properties; Liens.
Each Company has good and marketable title (except for Permitted Liens) to its property reflected on the Current Financials as being owned (except for (a) dispositions of property subsequent to the date of the Current Financials and prior to the Closing Date, in the ordinary course of business, (b) dispositions of property following the Closing Date, otherwise permitted hereunder and (c) except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and where the failure to have such title would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect). Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien other than Permitted Liens.
1.11Investment Company Status.
No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
1.12Transactions with Affiliates.
As of the Closing Date, except as disclosed on Schedule 3.12, no Company is a party to a material transaction with any of its Affiliates in violation of Section 6.6. For purposes of this Section 3.12, “material” shall have the meaning set forth in Section 6.6.
1.13Leases.
All material leases under which any Company is lessee or tenant are in full force and effect, and no default or potential default exists thereunder which could result in a Material Adverse Effect.
1.14Labor Matters.
There are no actual or, to the Borrower’s knowledge, threatened strikes, labor disputes, slow-downs, walkouts, or other concerted interruptions of operations by any Company’s employees, the effect of which would have a Material Adverse Effect.
1.15Insurance.

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Each Company maintains with financially sound insurance companies or associations (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses; provided, however, a program of self-insurance in such amounts and against such risks as are prudent and which is consistent with accepted business practice shall constitute compliance with this Section 3.15.
1.16Solvency.
The Companies, collectively, are, and after giving effect to the transactions contemplated under the Loan Papers will be, Solvent.
1.17Business.
The business of the Borrower as conducted on the Closing Date, is set forth on Schedule 3.17.
1.18General.
All writings exhibited or delivered to the Administrative Agent by or on behalf of any Company are and will be genuine and in all material respects what they purport and appear to be.
1.19No Default.
No Company is in default under or with respect to any Material Agreement to which it is a party in any respect that could reasonably be expected to have a Material Adverse Effect. On each date on which an extension of credit is made hereunder, no Default or Event of Default shall have occurred and be continuing or would result from the making of such extension of credit.
1.20Anti-Corruption Laws and Sanctions.
(a)Neither the Borrower nor any Subsidiary, nor any director or officer of the Borrower, nor, to the knowledge of the Borrower, any employee, agent or affiliate of the Borrower or any Subsidiary of the Borrower, nor any director or officer of any Subsidiary, is the subject of Sanctions or in violation of any Anti-Corruption Laws;
(b)neither the Borrower nor any Subsidiary is located, organized or resident in a Sanctioned Country; and
(c)no part of the proceeds of the Loans shall be used, directly or indirectly, in a manner that would result in a violation of Anti-Corruption Laws or Sanctions by any party hereto.
1.21Beneficial Ownership.
As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.
SECTION 4

CONDITIONS PRECEDENT.

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1.1Closing Date.
The occurrence of the Closing Date is subject to the receipt by the Administrative Agent of all of the following in form and substance satisfactory to the Administrative Agent and its special counsel:
(a)Loan Papers. (i) This Agreement, executed and delivered by the Administrative Agent and the Borrower, (ii) a Note payable to each Lender and (iii) the Current Financials.
(b)Secretary’s Certificates. A certificate dated as of the date hereof, substantially in the form of Exhibit F, executed and delivered by each Loan Party, certifying that (i) attached is a true, correct, and complete copy of (A) such Loan Party’s charter, certified by the appropriate state official and dated a Current Date, (B) such Loan Party’s bylaws, and (C) resolutions of such Loan Party’s board of directors authorizing the execution and delivery of each Loan Paper to which such Loan Party is a party and (ii) the officers whose specimen signatures appear on such certificate hold the corporate office indicated and are authorized to sign agreements, documents, and instruments on behalf of such Loan Party.
(c)Good Standing, Existence, and Authority. Certificates (dated a Current Date) relating to each Loan Party’s existence, good standing, and authority to transact business issued by appropriate state officials.
(d)Opinions of Borrower’s Counsel. The favorable opinions, dated the Closing Date and substantially in the form of Exhibit B, of:
(i)Jones Walker LLP, special counsel to the Borrower;
(ii)Stacey Goff, Executive Vice President, General Counsel and Corporate Secretary of the Borrower; and
(iii)Arthur J. Saltarelli, Vice President, Deputy General Counsel and Assistant Secretary of the Borrower.
(e)Officer’s Certificate. A certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance, as of the Closing Date, with the conditions set forth in paragraphs (a) and (b) of Section 4.2.
(f)Fees and Expenses. Payment from the Borrower of all fees then due the Administrative Agent, the Lead Arranger, the Lenders, and counsel to the Lead Arranger and Administrative Agent pursuant to this Agreement or any other agreement.
(g)Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of the Borrower and its Subsidiaries for the 2018 and 2019 fiscal years.
(h)Solvency Certificate. The Lenders shall have received a certificate from the chief financial officer of the Borrower certifying that each Loan Party is, and after giving effect to this Agreement and the incurrence of all Debt and obligations being incurred in connection herewith, will be and will continue to be, Solvent.
(i)Ratings. The Borrower shall have obtained Senior Unsecured Long-Term Debt Ratings from each of Moody’s and S&P.

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(j)Anti-Corruption, Sanctions and Beneficial Ownership. The Lenders shall have received, with respect to such documents and other information requested in writing at least five business days prior to the Closing Date, with requirements of Anti-Corruption Laws and Sanctions and (B) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.
(k)Other. Such other agreements, documents, instruments, opinions, certificates, and evidences as the Administrative Agent may reasonably request.
1.2Conditions to Funding.
In addition, the Lenders will not be obligated to fund the Loans unless at the time of such funding (a) the representations and warranties made in the Loan Papers are true and correct in all material respects at such time (except that (i) any representations and warranties that speak to a specific date shall be true and correct in all material respects as of such specific date and (ii) any representations and warranties that are qualified by “Material Adverse Effect” or other materiality language shall be true and correct in all respects at such time), (b) no Default or Event of Default shall have occurred and shall be continuing, (c) the funding of such Loans are permitted by Law, and (d) if requested by the Administrative Agent or the Majority Lenders, the Borrower shall have delivered to the Administrative Agent evidence substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loans.
The borrowing of the Loans on the Closing Date by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the Closing Date that the conditions contained in this Section 4.2 shall have been satisfied.
1.3Materiality of Conditions.
Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.
1.4Waiver of Conditions.
Subject to the provisions of Section 10.14, the Majority Lenders may elect to fund the Loans without all conditions being satisfied.
SECTION 5

AFFIRMATIVE COVENANTS.
So long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower covenants and agrees with the Administrative Agent and the Lenders as follows:
1.1Use of Proceeds.
Proceeds of Loans advanced hereunder shall be used only as represented herein.
1.2Books and Records.
Each Company shall maintain, in accordance with GAAP, proper and complete books, records, and accounts which are necessary to prepare the financial statements required to be delivered hereunder.

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1.3Items to be Furnished.
The Borrower shall cause the following to be furnished to the Administrative Agent and each Lender (through the Administrative Agent):
(a)Promptly after preparation, and no later than 90 days after the last day of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2020, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, such last day, accompanied by (i) the opinion of independent public accountants of recognized national standing, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies (and such accountants shall indicate in a letter to the Administrative Agent, that during their audit no Default or Event of Default not already reported was discovered or, if such Default or Event of Default was discovered, the nature and period of existence thereof) and (ii) a Financial Report Certificate with respect to such Financial Statements.
(b)Promptly after preparation, and no later than 45 days after the last day of each of the first three quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 2021), (i) Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the period from the beginning of the current fiscal year to, such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements.
(c)Promptly after preparation, true copies of all regular and periodic reports, proxy statements and filings on Form 8-K furnished by or on behalf of any Company to stockholders generally or filed with the SEC; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or the website of the SEC and written notice of such posting has been delivered to the Administrative Agent. However, only registration statements covering more than 2% of the Borrower’s outstanding shares of common stock shall be required to be furnished unless specifically requested by the Administrative Agent.
(d)Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto.
(e)Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, notice of the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Tribunal or in arbitration, against any Company as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
(f)Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, notice of any other development specific to any Company that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect.
(g)Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, notice of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

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(h)Promptly upon the Administrative Agent’s or any Lender’s reasonable request, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of any Company, and any opinions, certifications, and documents, in addition to those mentioned herein.
(i)Intentionally Omitted.
(j)Intentionally Omitted.
(k)Concurrently with the delivery of any Financial Statements pursuant to clause (a) or (b) above, a list of the Guarantor Significant Subsidiaries as of the last day of the relevant fiscal period.
(l)Intentionally Omitted.
Financial statements, opinions of independent certified public accountants, other information and officers’ certificates required to be delivered by the Borrower pursuant to Sections 3.4 and 5.3 shall be deemed to have been delivered if any of the following, to the extent applicable, are satisfied: (i) such financial statements satisfying the requirements of Sections 3.4 and 5.3 and related certificate satisfying the requirements of Section 5.3 are delivered to the Lenders by e-mail, (ii) the Borrower shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 5.3 as the case may be, with the SEC on “EDGAR” and shall have made such form and the related certificate satisfying the requirements of Section 5.3 available on the Investor Relations portion of its home page on the worldwide web (at the Closing Date located at http://www.Lumen.com, (iii) such financial statements satisfying the requirements of Section 5.3 are timely posted by or on behalf of the Company on SyndTrak Online, IntraLinks or on any other similar website to which each Lender has free access or (iv) the Borrower shall have filed any of the items referred to in Section 5.3 with the SEC on “EDGAR” and shall have made such items available on the Investor Relations portion of its home page on the worldwide web or if any of such items are timely posted by or on behalf of the Borrower on IntraLinks or on any other similar website to which each Lender has free access; provided, however, that upon request of any Lender, the Borrower will thereafter deliver written copies of such forms, financial statements, other information and certificates to such Lender.
1.4Inspection.
The Borrower shall allow the Administrative Agent and each Lender, when the Administrative Agent or such Lender reasonably deems necessary, at such Lender’s own expense if no Default then exists, to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with any director, officer, or employee of any Company from time to time, upon reasonable notice during reasonable business hours, or otherwise when reasonably considered necessary.
1.5Taxes.
The Borrower shall promptly pay, or cause to be paid, when due any Taxes of each Company, except those which if unpaid would not have a Material Adverse Effect, Taxes for which the criteria for Permitted Liens have been satisfied and Taxes being contested in good faith by proper proceedings and with respect to which the Borrower shall have, to the extent required by GAAP, set aside on its books, or caused to be set aside on the books of the relevant Company, adequate reserves. No Company shall use any proceeds of Loans to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

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1.6Payment of Obligations.
Each Company shall promptly pay (or renew and extend) all of its material obligations as the same become due except those being contested in good faith by proper proceedings and with respect to which such Company shall have, to the extent required by GAAP, set aside on its books adequate reserves, but no Company will make any voluntary prepayment of the principal of any Funded Debt other than the Obligation, whether subordinate to the Obligation or not, if a Default or Event of Default exists under any Loan Paper.
1.7Expenses.
The Borrower shall promptly pay (a) all reasonable and necessary out-of-pocket costs, fees, and expenses paid or incurred by the Administrative Agent incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to the Administrative Agent in connection with the syndication, negotiation, preparation, delivery, execution and administration of the Loan Papers and any related amendment, waiver, or consent); and (b) all reasonable and customary out-of-pocket costs, fees and expenses paid or incurred by the Administrative Agent and any of the Lenders in connection with the enforcement of the obligations of any Company or the exercise of any Rights (including, but not limited to, reasonable attorneys’ fees and expenses and court costs), all of which shall be a part of the Obligation. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
1.8Maintenance of Existence, Assets, Business, and Insurance.
Except as permitted by Section 6.4, each Company shall at all times (a) maintain its corporate existence and authority to transact business, (b) maintain its good standing in its jurisdiction of incorporation or organization and all other jurisdictions where the failure to so maintain could reasonably be expected to have a Material Adverse Effect, (c) maintain all licenses, permits, and franchises necessary for its business, where the failure to so maintain could reasonably be expected to have a Material Adverse Effect, (d) keep all of its assets which are necessary to its business in good working order and condition (ordinary wear and tear excepted), and make all necessary repairs and replacements thereto, where the failure to so keep and repair could reasonably be expected to have a Material Adverse Effect, and (e) maintain either (i) insurance with such insurers, in such amounts, and covering such risks, as shall be ordinary and customary in the industry or (ii) a comparable self-insurance program.
1.9Preservation and Protection of Rights.
Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as the Administrative Agent may reasonably deem necessary or appropriate in order to preserve and protect the Rights of the Administrative Agent or the Lenders under any Loan Paper.
1.10Environmental Laws.
Each Company shall conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to so comply or take such action would not reasonably be expected to have a Material Adverse Effect. Each Company shall maintain a system which, in its reasonable business judgment, will assure its continued compliance with Environmental Laws in all material respects.
1.11Reserved.

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1.12Designation of Unrestricted Subsidiaries. The board of directors of the Borrower may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided, that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, the Loan Parties shall be in compliance, on a pro forma basis, with the covenants set forth in Section 6.14 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (c) no Guarantor may be designated as an Unrestricted Subsidiary, (d) no Unrestricted Subsidiary may at any time Guaranty any Funded Debt of any Company and (e) no Unrestricted Subsidiary that has been designated as a Subsidiary may be subsequently designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower or the relevant Subsidiary therein at the date of designation in an amount equal to the net book value of such Person’s investment therein. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Debt of such Subsidiary existing at such time.
1.13Additional Guarantors. At any time after the Closing Date that the Borrower (a) obtains a Below Investment Grade Rating, or (b) fails to maintain compliance with Section 6.15, (1) any Guarantor Significant Subsidiary that is a Domestic Subsidiary, (2) any Person that becomes a Wholly Owned Subsidiary that is a Guarantor Significant Subsidiary after the occurrence of the events described in clauses (a) or (b) above (which for purposes of this Section 5.13 shall exclude (w) any Excluded Regulated Subsidiary, (x) any person prohibited from incurring any guarantee obligations under any applicable financing obligations, (y) any Unrestricted Subsidiary and (z) any Excluded Specified Subsidiary, in each case unless such Subsidiary ceases to qualify as such), or (3) or any Company that either (i) enters into a Guaranty with respect to Funded Debt of the Borrower or (ii) becomes jointly and severally liable for the Funded Debt of the Borrower, the Borrower shall promptly cause such Guarantor Significant Subsidiary, Person or Company, as the case may be, to deliver to the Administrative Agent a Guarantee Agreement, satisfactory legal opinions and other documentation comparable to the documentation and legal opinions delivered on the Closing Date. Additionally, the Borrower may, in its sole discretion, add any Subsidiary as a Guarantor under this Agreement by causing such Subsidiary to comply with this Section 5.13.
1.14Guarantor Release. If one or more Guarantors has entered into a Guarantee Agreement with respect to this Agreement (a) due to the receipt by the Borrower of a Below Investment Grade Rating and the Borrower subsequently obtains a Debt Rating of at least Baa3 (or the equivalent) by Moody’s and a Debt Rating of at least BBB- (or the equivalent) by S&P and Fitch (in each case, with at least stable outlook), each Guarantor shall cease to be a Guarantor under this Agreement and any other Loan Papers (notwithstanding anything to the contrary herein) and the Borrower’s obligations under Section 5.13 shall cease or (b) for any other reason and the Borrower subsequently obtains a Debt Rating of at least Baa3 (or the equivalent) by Moody’s and a Debt Rating of at least BBB- (or the equivalent) by S&P and Fitch (in each case, with at least stable outlook), each Guarantor may, in the sole discretion of the Borrower, cease to be a Guarantor under this Agreement and any other Loan Papers (notwithstanding anything to the contrary herein) and the Borrower’s obligations under Section 5.13 shall cease, provided that, in each case, at such time the Borrower is in compliance with Section 6.15(b).
1.15CoBank Equity.
(a)So long as CoBank is a Lender hereunder, the Borrower will (a) maintain its status as an entity eligible to borrow from CoBank and (b) acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and

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Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in CoBank in connection with the Loans made by CoBank may not exceed the maximum amount permitted by the Bylaws and the Capital Plan at the time this Agreement is entered into. The Borrower acknowledges receipt of a copy of (i) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report, (ii) CoBank’s Notice to Prospective Stockholders and (iii) CoBank’s Bylaws and Capital Plan, which describe the nature of all of the Borrower’s cash patronage, stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (the “CoBank Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.
(b)Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, (ii) the Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis.
(c)Each party hereto acknowledges that CoBank has a statutory first lien pursuant to the Farm Credit Act of 1971 on all CoBank Equities that the Borrower may now own or hereafter acquire, which statutory lien shall be for CoBank’s sole and exclusive benefit. Notwithstanding anything herein or in any other Loan Paper to the contrary, the CoBank Equities shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Papers create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for CoBank’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the CoBank Equities nor any accrued patronage shall be offset against the Obligations except that, in the event an Event of Default has occurred and is continuing, CoBank may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to CoBank under this Agreement, whether or not such amounts are currently due and payable. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by the Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.
1.16Compliance with Anti-Corruption Laws, Sanctions. Each of the Companies shall, and shall cause each of its Subsidiaries, Affiliates, officers, directors, employees and agents to, comply with all applicable (i) Anti-Corruption Laws and (ii) Sanctions. The Borrower shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their respective Subsidiaries, Affiliates, officers, directors, employees and agents with all applicable (i) Anti-Corruption Laws and (ii) Sanctions.
SECTION 6

NEGATIVE COVENANTS.
So long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower covenants and agrees with the Administrative Agent and the Lenders as follows:
1.1Reserved.

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1.2Liens.
Neither the Borrower nor any of its Subsidiaries will create, incur or suffer or permit to be created or incurred or to exist any Lien (other than Permitted Liens) upon its assets unless the Obligations then outstanding shall be secured by such Lien equally and ratably with any and all obligations and indebtedness secured by such Lien.
1.3Restricted Payments.
The Borrower will not directly or indirectly make or declare any Restricted Payment unless no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment.
1.4Mergers and Consolidations.
No Company will merge or consolidate with any Person other than:
(a)any merger or consolidation where the Borrower (or another Company, if the Borrower is not a party thereto) is the surviving corporation;
(b)any merger of any Subsidiary into another Company;
(c)any merger of a Subsidiary into another Person (other than the Borrower) if after such merger the surviving entity becomes a Subsidiary;
(d)any sale of assets permitted by Section 6.7 that is structured as a merger or consolidation;
(e)any Subsidiary that is not a Guarantor Significant Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and
(f)any Subsidiary may merge into any other Person to the extent the transaction constitutes an Investment permitted by Section 6.5; and
(g)any Subsidiary or any other person may be merged, amalgamated or consolidated with the Borrower or all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole may be Disposed of to any person, if the surviving person (or the person to whom all or substantially all of the assets of the Borrower and its Subsidiaries are disposed) (such other person, the “Successor Borrower”), (i) the Successor Borrower shall be an entity eligible to borrow from CoBank before and after giving effect to such merger, amalgamation or consolidation, (ii) the Successor Borrower shall be in the same, substantially similar or complimentary lines of business as the Companies after giving effect to such merger, amalgamation or consolidation, (iii) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (iv) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Papers pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, and (v) the Successor Borrower shall have delivered to the Administrative Agent (A) a certificate of a Responsible Officer stating that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Paper and that the Successor Borrower is in compliance with Section 6.14 on a pro forma basis after giving effect to such merger, amalgamation or consolidation and (B) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Paper;

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provided, that in any such case, immediately after such merger or consolidation, there shall not exist any Default or Event of Default.
1.5Loans, Advances, and Investments.
Except as permitted by Section 6.4(b), no Company will make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person (all of the foregoing, “Investments”), other than:
(a)Investments as of the Closing Date;
(b)Acquisitions;
(c)expense accounts for and other loans and advances to directors, officers, and employees of such Company in the ordinary course of business not to exceed $1,000,000 in the aggregate outstanding at any time;
(d)(i) investments in (or secured by) obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition: (ii) commercial paper rated A-2 or better by Moody’s or P-2 or better by S&P; (iii) certificates of deposit, time deposits and banker’s acceptances which are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States of America or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000, and which certificates of deposit have one of the two highest ratings from Moody’s or S&P, unless the Borrower has a written commitment to borrow funds from such commercial bank; (iv) repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; (v) in case of any Foreign Subsidiary, (A) marketable direct obligations issued by, or unconditionally guaranteed by, sovereign nation in which such Person is organized and is conducting business or issued by any agency of such sovereign nation and backed by full faith and credit of such sovereign nation, in each case maturing within one year from date of acquisition, so long as indebtedness of such sovereign nation is rated at least A by S&P, A2 by Moody’s or A mid by Dominion Bond Rating Service Limited or carries an equivalent rating from a comparable foreign rating agency or (B) investments of type and maturity described in (ii) through (iv) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies;
(e)time deposits, banker’s acceptances or certificates of deposit issued by any of the Lenders;
(f)investments having one of the two highest ratings from Moody’s or S&P;
(g)extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business;
(h) (i) loans, investments and capital contributions from any Company to any other Company, provided that any such loans, investments and capital contributions from any Company to an Excluded Specified Subsidiary shall be (x) solely in the form of loans made in connection with cash management activities in the ordinary course of business and (y) transfers for accounting and tax planning purposes in the ordinary course of business and (ii) Guaranties

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by any Company of the Debt of any other Company, provided that neither the Borrower nor any of its Subsidiaries (other than the applicable Excluded Specified Subsidiary) shall guarantee Excluded Specified Debt;
(i)investments in the cash surrender value of life insurance policies issued by Persons with a financial rating from A.M. Best Company (as reported in Best’s Insurance Reports) of at least A+; provided, however, that if such Person’s financial rating is downgraded to less than A+, then within 90 days following such downgrading, either (i) such cash value life insurance policies will be transferred to another insurance company with a financial rating of at least A+, (ii) such cash value life insurance policies will be collapsed and the cash value thereof will be collected by the investing Company, or (iii) such investment will become an investment subject to the limitations of subparagraph (m) of this Section 6.5;
(j)the purchase of equity or debt securities of any Company, including the Borrower (but, in the case of equity securities of the Borrower, only to the extent permitted by Section 6.3);
(k)investments in Capital Stock or securities of or loans to or Guaranties of the Debt (including Permitted Priority Debt) of any Person engaged in the same or similar line of business as set forth on Schedule 3.17 hereto (or any reasonable extensions or expansions thereof) (i) in which a Company possesses (or will possess after such investment) an equity ownership interest in such Person or (ii) secured by the ~~Borrowers~~Borrower’s interest in such business;
(l)in the ordinary course of business, investments in the Capital Stock of the Rural Telephone Bank, CoBank, or the National Rural Utilities Cooperative Finance Corporation, or any other lender from whom the investing Company is intending to borrow money which requires such Company to make an equity investment in such lender in order to so borrow;
(m)Guaranties of the Debt of the Borrower’s employee stock ownership plan;
(n)investments in readily marketable money market funds registered under the Investment Company Act of 1940 with an investment policy to hold at least 90% of its assets in cash and securities of a type described in subsections (d), (e) and (f) of this Section 6.5;
(o)investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(p)investments consisting of non-cash consideration with respect to the sale of assets permitted by Section 6.7;
(q)any acquisition of stock or assets to the extent that the consideration is paid in the Capital Stock of the Borrower;
(r)(i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements, (ii) foreign exchange contracts, currency swap agreements, futures contracts, option contracts, synthetic caps or other similar agreements or arrangements, in each case designed to hedge against fluctuations in interest rates or currency values, respectively, or (iii) collars, caps, spreads and other similar agreements or arrangements, in each case designed to hedge against the total cost and consideration for the conversion of equity linked Debt;

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(s)acquisition of in-region wirelines as part of capital expenditures program; and
(t)any loans, advances, Guaranties, and investments which never exceed in the aggregate at any time 25% of Adjusted Consolidated Net Worth (valued on the basis of original cost, plus subsequent cash and stock additions, less any write-down in value), net of any cash return representing return of capital in respect of any such investment or any cash repayment of any such loans, advances or Guarantees (to the extent funded); provided, however, that the aggregate amount at any time of such loans or advances to, Guaranties of, or investments in any joint venture that is not a Domestic Person, including any such joint venture that qualifies as a Subsidiary, shall not exceed $750,000,000 (valued on the basis of original cost, plus subsequent cash and stock additions, less any write-down in value), net of any cash return representing return of capital in respect of any such investment or any cash repayment of any such loans or advances or Guarantees (to the extent funded);
provided, that this Section 6.5 shall not restrict the investment by any Company of assets held or managed under any Plan.
1.6Transactions with Affiliates.
No Company will enter into any material transaction with any of its Affiliates, provided, however, that: (a) any Company may enter into any transaction, including a material transaction, with any of its Affiliates if, after giving pro forma effect to such transaction, the Borrower is in compliance with Section 6.14 and no other Default or Event of Default has occurred or is continuing; and further provided, that (b) any Company may enter into any of the following transactions with any of its Affiliates, including material transactions: (i) transactions between or among entities each of which is either the Borrower or a Wholly Owned Subsidiary (other than an Excluded Specified Subsidiary), in the case of a transaction between (x) the Borrower and a Subsidiary (other than an Excluded Specified Subsidiary) that is not a Wholly Owned Subsidiary, (y) Subsidiaries (other than Excluded Specified Subsidiaries) one or both of which is not a Wholly Owned Subsidiary, or (z) between Excluded Specified Subsidiaries, provided that, in the case of each of (x), (y) and (z) as applicable, the Borrower has determined that such transaction is in the best interests of the Borrower, (ii) in the case of any other transaction between a Company and either (x) a Person that is not a Company (and such transaction is in the ordinary course of business) or (y) an Excluded Specified Subsidiary, and such transaction is upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm’s-length transaction with a Person that was not its Affiliate, (iii) the incurrence of Debt by an Excluded Specified Subsidiary from the Borrower or a Subsidiary, (iv) material transactions otherwise permitted under this Agreement, (v) in the case of any other transaction between a Company and a Person that is not a Company, such transaction is upon fair and reasonable terms not materially less favorable than such Company could obtain or become entitled to in an arm’s length transaction with a person that was not its Affiliate (as determined in good faith by the Board of Directors), (vi) transactions undertaken in good faith (as certified by an officer of the Borrower) for the purpose of improving consolidated tax efficiency of Lumen and its direct or indirect subsidiaries and not for the purpose of circumventing any covenant set forth in this Section 6.6, and (vii) an MTE Transaction, so long as (x) no Default or Event of Default has occurred or is continuing and (y) the MTE Subsidiary does not account for more than 25% of Consolidated EBITDA of the Borrower; and further provided that (c) the covenants in this Section 6.6 shall not apply to any transaction between a Company and an Affiliate that is an Affiliate of the Company solely by virtue of the Company’s ownership interest in such Affiliate, so long as no other Affiliate that is not also a Company owns any interests in such Affiliate. For purposes of this Section 6.6, such transactions are “material” if they individually require any Company to pay more than the greater of $250,000,000 or 1% of Consolidated Net Worth over the course of such transactions.

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1.7Sale of Assets.
No Company will sell, lease, or otherwise Dispose of all or any substantial part of its assets (including a sale by merger of a Subsidiary with or into another Person) other than:
(a)sales of inventory or investments permitted under Section 6.5(d), (e), (f) and (n) in the ordinary course of business;
(b)sales of equipment for a fair and adequate consideration or disposal of obsolete or worn out equipment; provided, that if any such equipment is sold or otherwise Disposed of and a replacement is necessary for the proper operation of the business of such Company, such Company will replace such equipment with adequate equipment;
(c)the exchange of assets for assets in a Permitted Line of Business (including securities of an entity that owns assets) of equal or greater value;
(d)the sale, discount, or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection;
(e)sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” made in connection with a Qualified Receivables Transaction (provided that if at any time the aggregate principal amount of all Qualified Receivables Transactions exceeds $150,000,000, the Borrower shall prepay the Loans and/or reduce the Total Commitments under and as defined in the Revolving Credit Agreement by the amount of such excess);
(f)sales of assets from one Company to another Company;
(g)Dispositions of assets pursuant to sale and leaseback transactions so long as, after giving effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Attributable Debt of the Companies shall not exceed the greater of $250,000,000 or 1% of Consolidated Tangible Assets;
(h)other Dispositions of assets (other than (i) accounts receivable and related assets or (ii) in connection with sale and leaseback transactions); provided, that the Companies shall, within the period of 365 days following the consummation of each such transaction, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such disposition of assets to either (x) make Eligible Reinvestments or (y) prepay the Loans and/or reduce the Total Commitments under and as defined in the Revolving Credit Agreement;
(i)to the extent not already permitted by another subsection of this Section 6.7, sales, transfers and other Dispositions of assets (other than (i) accounts receivable and related assets or (ii) in connection with sale and leaseback transactions) that are not permitted by clauses (a) through (h) above; provided, that the cumulative consideration for all assets sold, transferred or otherwise Disposed of in reliance on this clause (i) shall not exceed $200,000,000 or 2 ½ % of the Consolidated Total Assets of the Companies (measured as of the last day of the most recent fiscal quarter for which the relevant financial information is available), whichever is greater, in the aggregate, net of Eligible Reinvestments;
(j)leases, licenses or subleases or sublicenses of any Real Property or personal property in the ordinary course of business; and
(k)Dispositions of inventory or Dispositions or abandonment of intellectual property of the Borrower and its Subsidiaries determined in good faith by the management of the

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Borrower to be no longer economically practicable to maintain or useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries.
1.8Compliance with Laws and Documents; Use of Proceeds.
(a)No Company will violate the provisions of any Laws or any Material Agreement if such violation alone, or when aggregated with all other such violations, could reasonably be expected to have a Material Adverse Effect. No Company will violate the provisions of its charter or bylaws or modify, repeal, replace, or amend any provision of its charter or bylaws if such action could reasonably be expected to have a Material Adverse Effect. The Borrower will provide to the Administrative Agent a copy of each document that materially modifies, repeals, replaces, or amends the charter or bylaws of the Borrower.
(b)The Borrower will not request any Borrowing, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing, whether directly or indirectly, in violation of Anti-Corruption Laws, Sanctions or other applicable Law.
1.9New Businesses.
No Company will engage in any material business other than the businesses in which it is presently engaged or businesses similar, complimentary or related thereto, as described on Schedule 3.17; provided, that the Borrower and its Subsidiaries may engage in lines of business not described on Schedule 3.17 to the extent the aggregate value of assets contributed to such lines of business, at the time of such contribution, does not exceed 10% of Consolidated Tangible Assets as of the end of any final quarter for which Financial Statements of the Borrower and its Subsidiaries are available.
1.10Assignment.
No Loan Party will assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.
1.11Fiscal Year.
The Borrower will not change its fiscal year without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld).
1.12Investment Company Status.
No Loan Party will conduct its business in such a way that it will become (a) a “public utility” within the meaning of the Federal Power Act, as amended, (b) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (c) an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.
1.13Anti-Corruption and Sanctions.
(a)None of the Companies or their respective Subsidiaries, Affiliates, officers, directors, employees or agents will engage in any dealings or transactions with any Sanctioned Person or in violation of any applicable Anti-Corruption Laws or Sanctions.
(b)No Company will fund all or any part of any payment under this Agreement or any other Loan Paper out of proceeds derived from transactions that violate Sanctions, or with any Sanctioned Person, or with or connected to any Sanctioned Country.

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1.14Financial Covenants.
(a)As calculated at the end of each fiscal quarter of the Borrower (but computed with respect to EBITDA for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Consolidated Total Funded Debt to Consolidated EBITDA of the Companies to exceed 2.85 to 1.0.
(b)As calculated at the end of each fiscal quarter of the Borrower (but computed for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Consolidated EBITDA of the Companies to the sum of (i) consolidated interest expense of the Companies (less any non-cash amounts attributable to amortization of financing costs paid in a previous period) and (ii) dividends declared or paid by any Company (other than to another Company) on its preferred Capital Stock (but if such dividends are declared and paid during such four-quarter period, the amount shall not be counted twice) to be less than 1.50 to 1.0.
For purposes of this Section 6.14(b), Consolidated EBITDA and interest expense of any Subsidiary which is subject to any Subsidiary Encumbrance, shall be reduced to the extent such Subsidiary is restricted by the Subsidiary Encumbrance. As used in this Section 6.14(b), “Subsidiary Encumbrance” shall mean, so long as a default has occurred and is continuing under the agreement creating such encumbrance or restriction, any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Debt owed to the Borrower or a Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or any of the Borrower’s Subsidiaries or (iii) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions (A) existing on the Closing Date (or any Permitted Refinancing Debt with respect thereto so long as such encumbrances or restrictions are no more restrictive than those contained in the debt being refinanced), (B) arising in connection with loans made to any Company by the Rural Electrification Administration, the Rural Utilities Service, the Rural Telephone Bank, or similar lenders such as the Rural Telephone Finance Cooperative, or (C) now existing or hereafter arising under or by reason of either (x) applicable Law or (y) this Agreement and the other Loan Papers.
Further, for purposes of this Section 6.14, Consolidated Total Funded Debt shall include any Company’s Guaranty of Funded Debt of any Person other than another Company or the Borrower’s employee stock ownership plan. For the first four quarters following any Acquisition, calculations under this Section 6.14 shall be made on a pro forma basis as if the properties acquired in connection with such Acquisition were properties of the Companies during the period of calculation. For the avoidance of doubt, Excluded Specified Subsidiaries are to be included for the purposes of calculating the financial covenants set forth in this Section 6.14.
1.15Priority Debt.
(a)At all times occurring after the Closing Date that Guarantors are required to provide Guarantee Agreements pursuant to Section 5.13 but prior to the time that the Guarantors are permitted to be released from their Guarantee Agreements pursuant to Section 5.14, the Borrower shall not at any time permit the aggregate principal amount (without duplication) of (i) all Funded Debt of the Borrower or any of its Subsidiaries secured by Liens permitted by clause (b), (c), (j), (k), (r) (to the extent such Liens are incurred pursuant to clause (r) by a Loan Party in favor of a party that is not a Loan Party), (s) (to the extent replacing a Lien permitted pursuant to a different clause of the definition of “Permitted Liens” listed in this Section 6.15(a)), (t), (w), (x), (y) or (aa) of the definition of “Permitted Liens” plus (ii) all Funded Debt of Subsidiaries of the Borrower, whether or not secured (in the case of both clause

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(i) (other than Debt of Guarantors) and clause (ii), other than any Permitted Priority Debt) to exceed 15% of Consolidated Tangible Assets determined as of the end of the most recent fiscal quarter for which Financial Statements of the Borrower and its Subsidiaries are available.
(b)In the event that the Guarantors are permitted to be released from their Guarantee Agreements pursuant to Section 5.14, the Borrower shall not at any time thereafter permit the aggregate principal amount (without duplication) of (i) all Funded Debt of the Borrower or any of its Subsidiaries secured by Liens permitted by clause (b), (c), (j), (k), (r) (to the extent such Liens are incurred pursuant to clause (r) by a Loan Party in favor of a party that is not a Loan Party), (s), (t), (w), (x), (y) or (aa) of the definition of “Permitted Liens” plus (ii) all Funded Debt of Subsidiaries of the Borrower, whether or not secured, to exceed 20% of Consolidated Tangible Assets determined as of the end of the most recent fiscal quarter for which Financial Statements of the Borrower and its Subsidiaries are available; provided that if the Borrower fails to meet its obligations under clause (i) and clause (ii) of this Section 6.15(b), it shall have the right, by notice to the Administrative Agent, to reinstate as Guarantors all Persons then constituting Guarantors as defined herein (and thereafter Section 5.13 shall again be in effect), at which time it shall no longer have to comply with its obligations under clause (i) and clause (ii) of this Section 6.15(b).
SECTION 7

DEFAULT.
The term “Event of Default” means the occurrence and continuance of any one or more of the following events (including the passage of time, if any, specified therefor) (provided, that, if any such event occurs and the Lenders or Majority Lenders, as required by the provisions of Section 10.14, subsequently agree in writing that they will not exercise any remedies hereunder as a result thereof, the occurrence and continuance of such event shall no longer be deemed an Event of Default hereunder insofar as the state of facts giving rise to such event is concerned):
1.1Payment of Obligation.
The failure or refusal of the Borrower to pay any portion of the Obligation, as the same become due in accordance with the terms of the Loan Papers and, in the case of an interest payment, such failure or refusal continues for a period of 5 Business Days (no grace period being given for failure or refusal to make a principal payment). Notwithstanding the foregoing, the Borrower’s failure to pay, if caused solely by a wire transfer malfunction or similar problem outside the Borrower’s control, shall not be deemed an Event of Default so long as such failure to pay is promptly corrected.
1.2Covenants.
(a)The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in Section 5.3(e)(iii) or Section 6.
(b)The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers to which such Company is a party, other than covenants to pay the Obligation and the covenants listed in clause (a) preceding, and such failure or refusal continues for 30 days after notice from the Administrative Agent to the Borrower.
1.3Debtor Relief.

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The Companies shall not be Solvent, or any Company (a) fails to pay its Debt generally as it becomes due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of the Administrative Agent or the Lenders granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).
1.4Attachment.
The failure of any Company to have discharged within 60 days after commencement any attachment, sequestration, or similar proceeding which, individually or together with all such other proceedings then pending, affects assets of such Company having a value (individually or collectively) equal to or more than $250,000,000 or 1% of Consolidated Net Worth, whichever is greater.
1.5Payment of Judgments.
Any Company fails to pay any judgments or orders for the payment of money in excess of the greater of $250,000,000 or 1% of Consolidated Net Worth (individually or collectively) rendered against it or any of its assets and either (a) any enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (b) a stay of enforcement of any such judgment or order, by reason of pending appeal or otherwise, shall not be in effect prior to the time its assets may be lawfully sold to satisfy such judgment.
1.6Default Under Other Agreements.
A default exists under any Material Agreement to which any Company is a party, the effect of which is to cause, or which permits the holder thereof (or a trustee or representative of such holder) to cause, unpaid consideration of at least 2% of Consolidated Net Worth (individually or in the aggregate) to become due prior to the stated maturity or prior to the regularly scheduled dates of payment. For the purposes of this paragraph, a default by any Company in the payment of any obligation at its stated maturity date (taking into account any applicable cure period) shall be deemed to have caused such obligation to become due prior to such stated final maturity.
1.7Misrepresentation.
The Administrative Agent or any Lender discovers that any statement, representation, or warranty in the Loan Papers, any Financial Statement of the Borrower, or any writing ever delivered to the Administrative Agent or any Lender pursuant to the Loan Papers is false, misleading, or erroneous when made, deemed made or delivered in any material respect.
1.8ERISA.
(i) An ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect.
1.9Validity and Enforceability of Loan Papers.

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Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void, should the Company fail to cure within five days of discovery by the Company or notice from the Administrative Agent to the Borrower, or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny that it has any liability or obligations under any Loan Paper to which it is a party.
1.10Change in Control. If an Event of Default occurs pursuant to Section 2.23.
SECTION 8

RIGHTS AND REMEDIES.
1.1Remedies Upon Event of Default.
(a)Should an Event of Default occur and be continuing under Section 7.3, the entire unpaid balance of the Obligation shall automatically become due and payable without any action of any kind whatsoever.
(b)Should any other Event of Default occur and be continuing, subject to any agreement among the Lenders, the Administrative Agent may (and shall upon the request of the Majority Lenders), at its (or the Majority Lenders’) election, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 8.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable (and notice of such declaration shall promptly be given thereafter by the Administrative Agent to the Borrower); (ii) reduce any claim to judgment; (iii) exercise (or request each Lender to exercise) the Rights of offset or banker’s Lien against the interest of the Borrower in and to every account and other property of the Borrower which are in the possession of any Lender to the extent of the full amount of the Obligation; and (iv) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York or any other jurisdiction as the Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to the Lenders in any of the Loan Papers.
1.2Waivers.
The Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation.
1.3Performance by Administrative Agent.
If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Papers, the Administrative Agent may, at its option (but subject to the approval of the Majority Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by the Administrative Agent in such performance or attempted performance shall be reasonable, payable by the Borrower to the Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the ~~Default Rate~~rate per annum equal to the rate determined pursuant to Section 2.7(c) of this Agreement, from the date of such expenditure by the

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Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that the Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.
1.4Delegation of Duties and Rights.
The Administrative Agent and the Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through the Administrative Agent and their and the Administrative Agent’s officers, directors, employees, attorneys, agents, or other representatives.
1.5Lenders Not in Control.
None of the covenants or other provisions contained in this Agreement or in any other Loan Paper shall, or shall be deemed to, give the Administrative Agent or the Lenders the Right to exercise control over the assets (including, without limitation, Real Property), affairs, or management of any Company, the power of the Administrative Agent and the Lenders being limited to the Right to exercise the remedies provided in this Section 8.
1.6Waivers by Lenders.
The acceptance by the Administrative Agent or the Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Administrative Agent, the Majority Lenders, or all of the Lenders of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by the Administrative Agent, the Majority Lenders, or all of the Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.
1.7Cumulative Rights.
All Rights available to the Administrative Agent and the Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to the Administrative Agent and the Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not the Administrative Agent or the Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.
1.8Application of Proceeds.
Any and all proceeds ever received by the Administrative Agent or the Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligations first, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Papers and second, ratably to pay all other Obligations.

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1.9Certain Proceedings.
The Borrower will promptly execute and deliver or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent or the Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any other Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because the Borrower agrees that the Administrative Agent’s and the Lenders’ remedies at Law for failure of the Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, the Borrower agrees that the covenants of this paragraph may be specifically enforced.
1.10Setoff.
If an Event of Default shall have occurred and is continuing, each Lender is hereby authorized at any time and from time to time, without prior notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any portion of the Obligation owing to such Lender, irrespective of whether or not all of the Obligation, or any part thereof, shall be then due. Each Lender agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.
SECTION 9

THE ADMINISTRATIVE AGENT.
1.1Appointment.
Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Papers, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Papers and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Papers, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Paper or otherwise exist against the Administrative Agent.
1.2Delegation of Duties.
The Administrative Agent may execute any of its duties under this Agreement and the other Loan Papers by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
1.3Exculpatory Provisions.

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Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Paper (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Company or any officer thereof contained in this Agreement or any other Loan Paper or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Paper or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Paper or for any failure of any Company a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Paper, or to inspect the properties, books or records of any Company.
1.4Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or e-mail message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Paper unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Papers in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
1.5Notice of Default.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, all Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
1.6Non-Reliance on the Administrative Agent and Other Lenders.

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Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Company or any affiliate of a Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Companies and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Papers, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Companies and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Company or any affiliate of a Company that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates. Each Lender represents and warrants that (a) the Loan Papers set forth the terms of a commercial lending facility and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.
1.7Enforcement. By its acceptance of the benefits of this Agreement and the other Loan Papers, each Lender agrees that (a) the Loan Papers may be enforced only by the Administrative Agent, subject to Section 10.14, (b) no Lender shall have any right individually to enforce or seek to enforce this Agreement or the other Loan Papers or to realize upon any security given to secure the payment and performance of the Obligations and (c) no Lender has any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Paper or otherwise other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Papers.
1.8Indemnification.
The Lenders agree to indemnify the Administrative Agent, the Lead Arranger and their respective officers, directors, employees, partners, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Term Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with such Term Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including reasonable fees,

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disbursements, settlement costs and other charges of legal counsel) that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Loans, this Agreement, any of the other Loan Papers or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s fraud, gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.
1.9Administrative Agent in its Individual Capacity.
The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Company as though such Administrative Agent were not an Administrative Agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Papers as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
1.10Successor Administrative Agent.
The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Papers, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.1 or Section 7.3 with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall continue to inure to its benefit.
1.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

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(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Paper or any documents related hereto or thereto).
SECTION 10

MISCELLANEOUS.
1.1Reserved.
1.2Money and Interest.
Unless stipulated otherwise (a) all references in any of the Loan Papers to “dollars,” “money,” “payments,” or other similar financial or monetary terms are references to currency of

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the United States of America and (b) all references to interest are to simple and not compound interest.
1.3Number and Gender of Words.
Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Paper shall include each other gender where appropriate. The words “herein,” “hereof,” and “hereunder,” and other words of similar import refer to the relevant Loan Paper as a whole and not to any particular part or subdivision thereof.
1.4Headings.
The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.
1.5Exhibits.
If any Exhibit, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof.
1.6Notices.
All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:
Borrower:    Qwest Corporation
100 CenturyLink Drive
Monroe, Louisiana 71203
Attn:
Telecopy:
Telephone:
Qwest Corporation
1025 Eldorado Boulevard
Broomfield, Colorado 80021
    Attn:
Telecopy:
Telephone:
with a copy to:        Jones Walker LLP
201 St. Charles Ave, Suite 5100
New Orleans, Louisiana 70170
Attn: Amy Scafidel
Telecopy: (504) 589-8462
Telephone: (504) 582-8462

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Administrative Agent:    CoBank, ACB
6340 S. Fiddlers Green Circle
Greenwood Village, CO 80111
Attention: Loan Administration
Telecopy: (303) 740-4021
Email: loanadmin@cobank.com
provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.
1.7Exceptions to Covenants.
The Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Papers if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.
1.8Survival.
All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers (a) shall survive all closings under the Loan Papers, (b) except as otherwise indicated, shall not be affected by any investigation made by any party, and (c) unless otherwise provided herein shall terminate upon the later of the termination of this Agreement and the payment in full of the Obligation.
1.9Governing Law.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
1.10Submission to Jurisdiction; Waivers.
The Borrower hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Papers to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.6 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
1.11WAIVERS OF JURY TRIAL.
THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER AND FOR ANY COUNTERCLAIM THEREIN.
1.12Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
1.13Integration.
This Agreement and the other Loan Papers represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Papers.
1.14Amendments, Etc.
Neither this Agreement, any other Loan Paper, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.14. The Majority Lenders and each Loan Party to the relevant Loan Paper may, or, with the written consent of the Majority Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Paper may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Papers for the purpose of adding any provisions to this Agreement or the other Loan Papers or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Papers or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or margin payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Lenders)), extend the scheduled date of any payment thereof, increase the amount or extend the

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expiration date of any Lender’s Commitment or amend, modify or waive any provision of Section 2.13 or 2.14, in each case without the written consent of each Lender and Voting Participant directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender or Voting Participant under this Section 10.14 without the written consent of such Lender or Voting Participant; (iii) reduce any percentage specified in the definition of Majority Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Papers or release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement, in each case without the written consent of all Lenders and Voting Participants; or (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Companies, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Papers, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Papers with the aggregate principal amount of the Loans then outstanding and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Majority Lenders.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) by the Administrative Agent, with the consent of the Borrower, and without the consent of any Lender, in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error.
1.15Waivers.
No course of dealing nor any failure or delay by the Administrative Agent, any Lender, or any of their respective officers, directors, employees, agents, representatives, or attorneys with respect to exercising any Right of the Lenders hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by the Lenders (or the Majority Lenders to the extent permitted hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.
1.16Governmental Regulation.
Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to the Borrower in violation of any Law.
1.17Multiple Counterparts.
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

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1.18Successors and Assigns; Participations; Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)the Borrower; provided, that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten days after having received notice thereof; and
(B)the Administrative Agent;
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
(B)(1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;
(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;
(D)unless otherwise agreed by the Borrower, the Assignee shall either (1) be a “U.S. Person” as defined in Section 7701(a)(30) of the Code or (2) have delivered the documents required by Section 2.19(d);

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(E)in the case of an assignment to a CLO (as defined below), unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower (the Borrower agreeing that such approval, if requested, will not be unreasonably withheld or delayed) the assigning. Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Papers, provided, that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.14 and (2) directly affects such CLO; and
(F)no assignment shall be made to (i) a natural person, (2) the Borrower or (3) any of the Borrower’s Affiliates, Subsidiaries or Unrestricted Subsidiaries.
For the purposes of this Section 10.18, the terms “Approved Fund” and “CLO” have the following meanings:
“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund, which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.
“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.
(ii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and. in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 2.19 and 10.22). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.18 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iii)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

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(iv)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)(i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.8 with respect to any payments made by such Lender to its Participant(s).
Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.14 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.12 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under clause (b) of this Section 10.18; and (B) shall not be entitled to receive any greater payment under Section 2.10 or 2.19, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.10 as though it were a Lender; provided, that such Participant shall be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Papers (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Paper) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103 1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the

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owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. CoBank reserves the right to assign or sell participations in all or part of its Commitments or outstanding Loans hereunder on a non-patronage basis.
(d)Notwithstanding anything in Section 10.18(c) to the contrary, any Farm Credit Lender that (i) has purchased a participation in a minimum amount of $5,000,000, (ii) has been designated as a voting Participant (a “Voting Participant”) in a notice (a “Voting Participant Notice”) sent by the relevant Lender (including any existing Voting Participant) to the Administrative Agent and (iii) receives, prior to becoming a Voting Participant, the consent of the Administrative Agent (such Administrative Agent consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 10.18(b)) and such consent is not required for an assignment to an existing Voting Participant), shall be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by Lenders, and the voting rights of the selling Lender (including any existing Voting Participant) shall be correspondingly reduced, on a dollar-for-dollar basis. Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant in Schedule 10.18 shall be a Voting Participant without delivery of a Voting Participant Notice and without the prior written consent of the Administrative Agent. The selling Lender (including any existing Voting Participant) and the purchasing Voting Participant shall notify the Administrative Agent within three (3) Business Days of any termination, reduction or increase of the amount of, such participation. The Administrative Agent shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto. The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not a Farm Credit Lender.
(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(f)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
1.19Confidentiality.
(a)No Lender will use confidential information obtained from the Borrower by virtue of the transactions contemplated hereby or its other relationships with the Borrower in connection with the performance by such Lender of services for other companies that are not affiliates of such Lender, and no Lender will furnish any such information to such other companies. The Borrower acknowledges that no Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to the Borrower, confidential information obtained from other companies.
(b)Each Lender agrees to keep confidential, and not to publish, disclose or otherwise divulge to anyone (and to cause their respective officers, directors, employees, agents and representatives to keep confidential, and not to publish, disclose or otherwise divulge to

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anyone) all information with respect to the Companies, including all financial information and projections or all other information (the “Confidential Information”) except that the Lenders shall be permitted to disclose Confidential Information: (i) to the Administrative Agent, any other Lender or any affiliate thereof, (ii) to their respective officers, directors, employees, agents, advisors, attorneys, accountants and representatives on a “need-to-know” basis in connection with the respective roles of the Lenders described herein, provided, that the Lenders implement reasonable precautions to prevent disclosure by any such personnel, (iii) to the extent required by applicable laws and regulations or requested or required in connection with any litigation or other legal process, provided, that the Lenders will use reasonable efforts to provide the Borrower with a reasonable opportunity to challenge the disclosure and request confidentiality protection for any Confidential Information that is required to be disclosed, (iv) subject to an agreement to comply with the provisions of this Section, to (A) actual or prospective transferees or (B) any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (v) to the extent requested by any regulatory authority or self-regulatory body with jurisdiction or oversight over any Lender or any Affiliate of any Lender, (vi) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this agreement known to the disclosing Lender, (B) becomes available to such Lender on a non-confidential basis from a source other than the Borrower or (C) was available to such Lender on a non-confidential basis prior to its disclosure by the Borrower, (vii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (viii) to the extent the Borrower shall have consented to such disclosure. Notwithstanding anything to the contrary contained above, the Lenders shall be entitled to use the Confidential Information in exercising remedies under this Agreement or any other Loan Paper.
1.20Patriot Act.
The Administrative Agent and the Lenders hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow the Administrative Agent or Lender to identify the Borrower in accordance with the Patriot Act.
1.21No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Paper), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Papers; (ii) (A) each of the Administrative Agent, the Lead Arranger and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its Affiliates or any other person and (B) neither the Administrative Agent, the Lead Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Papers; and (iii) the Administrative Agent, the Lead Arranger, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Lead Arranger

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nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
1.22Effect of Amendment; No Novation. The amendment and restatement of the Prior Credit Agreement pursuant to this Agreement shall be effective as of the Closing Date. All obligations and rights of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders arising out of or relating to the period commencing on the Closing Date shall be governed by the terms and provisions of this Agreement; the obligations of and rights of the Borrower, the other Loan Parties, the Administrative Agent, and the Lenders (as defined in the Prior Credit Agreement) arising out of or relating to the period prior to the Closing Date shall continue to be governed by the Prior Credit Agreement without giving effect to the amendment and restatements provided for herein. This Agreement shall not constitute a novation or termination of the Borrower’s or any other Loan Party’s obligations under the Prior Credit Agreement or any other Loan Paper executed or delivered in connection therewith, but shall constitute effective on the date hereof an amendment and restatement of the obligations and covenants of the Borrower and each other Loan Party under such Loan Papers (and the Borrower and each other Loan Party hereby reaffirms all such obligations and covenants, as hereby amended).
This Agreement does not extinguish the obligations for the payment of money outstanding under the Prior Credit Agreement or discharge or release the “Obligations” pursuant to the Existing Loan Papers. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Prior Credit Agreement, the other Existing Loan Papers or instruments securing the same, which shall remain in full force and effect, except as expressly modified hereby or by another Loan Paper. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of the Borrower or any other Loan Party from any of its obligations or liabilities as “Borrower”, a “Guarantor” or a “Loan Party” under the Prior Credit Agreement or any other Existing Loan Paper. Each Loan Party hereby (i) confirms and agrees that each Existing Loan Paper to which it is a party that is not being amended and restated concurrently herewith is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Closing Date all references in any such Loan Paper to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Prior Credit Agreement shall mean the Prior Credit Agreement as amended and restated by this Agreement.
1.23Conflicts and Ambiguities.
Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.
1.24GENERAL INDEMNIFICATION.
THE BORROWER SHALL INDEMNIFY, PROTECT, AND HOLD THE ADMINISTRATIVE AGENT, THE LEAD ARRANGER AND THE LENDERS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PARTNERS, ADVISORS, AGENT, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT AND SETTLEMENT COSTS), AND

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DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST EACH INDEMNIFIED PARTY. IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”). TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT ALTHOUGH EACH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED FROM ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT FOR THE PERIOD OF TIME SET FORTH IN ANY APPLICABLE STATUTE OF LIMITATIONS.
[Remainder of page left intentionally blank. Signature pages follow.]

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EXHIBIT B

Exhibits

(See attached)
Exhibit B

EXHIBIT A
to the Amended and Restated Credit Agreement

[FORM OF]
SECOND AMENDED AND RESTATED TERM NOTE

$________    ~~[_______ __]~~March 27, ~~2020~~2023

FOR VALUE RECEIVED, the undersigned, QWEST CORPORATION, a Colorado corporation (the “Company”), hereby promises to pay to the order of ______________________ (the “Lender”) on or before the Termination Date the principal amount of (a) _______________ DOLLARS ($________), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as defined below).
This Note has been executed and delivered under, and is subject to the terms of, the Amended and Restated Credit Agreement, dated as of October 23, 2020 (as amended, renewed, extended, amended, supplemented, or replaced from time to time, the “Credit Agreement”), among the Company, the Lenders and the Administrative Agent, and is one of the “Notes” referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this Note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys’ fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof.
This Second Amended and Restated Term Note (the “Note”) amends and restates in its entirety that certain Amended and Restated Term Note, dated ~~February 20, 2015~~October 23, 2020 (the “Prior Note”), executed by the Company in favor of the Lender.
The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of ~~LIBOR~~Term SOFR Rate Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Company in respect of any Loan.
The amendment and restatement of the Prior Note by this Note shall not constitute a novation or termination of the obligations and covenants of the Company thereunder, but shall constitute an amendment and restatement of the obligations and covenants of the Company under such Prior Note and the Company hereby reaffirms all such obligations and covenants under the Prior Note as amended and restated hereby.

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THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

QWEST CORPORATION

By:
Name:
Title:
48623595.2

Schedule A
to Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of ~~LIBOR~~Term SOFR Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to ~~LIBOR~~Term SOFR Rate Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

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Schedule B
to Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBOR LOANS

Date	Amount of ~~LIBOR~~Term SOFR Rate Loans	Amount Converted to ~~LIBOR~~Term SOFR Rate Loans	Interest Period and ~~LIBOR~~Term SOFR Rate with Respect Thereto	Amount of Principal of ~~LIBOR~~Term SOFR Rate Loans Repaid	Amount of ~~LIBOR~~Term SOFR Rate Loans Converted to Base Rate Loans	Unpaid Principal Balance of ~~LIBOR~~Term SOFR Rate Loans	Notation Made By

~~48623595.1~~48623595.2

EXHIBIT H
to the Amended and Restated Credit Agreement

[FORM OF]
BORROWING NOTICE

CoBank, ACB
900 Circle 75 Parkway
Suite 1400
Atlanta, Georgia 30339-5946
Attn: Communications Banking Group
Telecopy: 770-618-3202
Telephone: 770-618-3200

CoBank, ACB
5500 S. Quebec Street
Greenwood Village, Colorado 80111
Attn: Communications Banking Group
Telecopy: 303-224-2718

[Date]

Reference is made to the Amended and Restated Credit Agreement, dated as of October 23, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Qwest Corporation, a Colorado corporation (the “Borrower”), the Lenders party thereto and CoBank, ACB, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a borrowing notice and the Borrower hereby requests a borrowing pursuant to Section 2.2 of the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Loan requested hereby:
Principal amount of the Loan: $~~100,000,000~~[______]
Borrowing Date (which is a Business Day): [~~Insert Closing Date~~___________]
Type of Loan~~4~~1:
Interest Period~~5~~2:     _______
Location and number of account to which proceeds of the Loan are to be disbursed: ______________________________
[signature page follows]
~~4~~1 Base Rate Loan or ~~LIBOR~~Term SOFR Rate Loan.
~~5 LIBOR~~2 Term SOFR Rate Loans only. Must comply with the definition of “Interest Period.”

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The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the Closing Date, the conditions to lending specified in Section 4.2 of the Credit Agreement are satisfied.
Very truly yours,
QWEST CORPORATION

By:
Name:
Title:

[Signature Page to Borrowing Notice]

~~48623595.1~~48623595.2